UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Bank of Commerce Holdings
(Name of Registrant as Specified in its Charter)

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Bank of Commerce Holdings

555 Capitol Mall, Suite 1255

Sacramento, California 95814

(800) 421-2575

2019 Annual Meeting of Shareholders

April 4, 2019

Dear Shareholder:

It is my pleasure to invite you to the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”).

The Annual Meeting will be held on Tuesday, May 21, 2019 at 11:00 a.m. Pacific Time at the Company’s corporate headquarters located at 555 Capitol Mall, Sacramento, California 95814 in the Third Floor Boardroom. In addition to the formal items of business, I will report on the Company’s 2018 performance and provide some comments on its future.

At the Annual Meeting, you will be asked to elect the slate of directors; to ratify the selection of the Company’s independent registered public accounting firm for 2019; to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; to vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and to approve the Company’s 2019 Equity Incentive Plan. This mailing includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes in greater detail the business that will be conducted at the Annual Meeting. Financial results and information about the Company and its subsidiaries can be found in the Annual Report to Shareholders (which includes the Company’s Form 10-K for the fiscal year ended December 31, 2018), which accompanies this Proxy Statement.

Please vote promptly by telephone, internet or mail regardless of whether or not you plan to attend the meeting. Your vote is important.

I look forward to seeing you at the meeting.

Sincerely,

/s/ Randall S. Eslick

Randall S. Eslick

President and Chief Executive Officer

The accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about April 4, 2019.

Bank of Commerce Holdings

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 21, 2019
Time:	11:00 a.m. Pacific Time
Place:	Bank of Commerce Holdings 555 Capitol Mall Third Floor Boardroom Sacramento, California 95814

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”) will be held at the date, time and place noted above. At the Annual Meeting, you will be asked to:

●	Elect the slate of ten directors, each to serve for a term of one year;
●	Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019;
●	Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “say-on-pay” vote);
●	Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote;
●	Approve the 2019 Equity Incentive Plan; and
●	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record as of the close of business on Tuesday, March 26, 2019, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about Thursday, April 4, 2019.

Whether or not you plan to attend the Annual Meeting, please vote promptly by telephone or internet. Instructions regarding telephone and internet voting are included on the proxy card. Alternatively, you may complete and mail the enclosed proxy card (please allow a minimum of ten business days for your proxy card to be processed). If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time before it is exercised, as explained in the Proxy Statement. Returning your proxy card will not limit your rights to attend or vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2019: The Bank of Commerce Holdings Proxy Statement for the 2019 Annual Meeting of Shareholders being held on Tuesday, May 21, 2019 and the Annual Report to Shareholders (which includes the Company’s Form 10-K for the fiscal year ended December 31, 2018) are available on the internet at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Andrea M. Newburn

Andrea M. Newburn

Corporate Secretary

Sacramento, California

April 4, 2019

Summary Compensation Table	30
Details of “All Other Compensation” in the Summary Compensation Table	30
Equity Incentive Plan	30
Grants of Plan-Based Awards	31
Outstanding Equity Awards at Fiscal Year End	31
Option Exercises and Stock Vested	32
Pension Benefits	32
Nonqualified Deferred Compensation	32
Post-Employment and Termination Benefits	32
Salary Continuation Agreements (Supplemental Executive Retirement Plan or SERP)	32
Potential Payments upon Termination or Change in Control	33
2018 Named Executive Officer Employment Agreements	35
Compensation Pay Ratio	35
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	36
REPORT OF THE AUDIT AND QUALIFIED LEGAL COMPLIANCE COMMITTEE	36
Fees Paid to Independent Registered Public Accounting Firm	37
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	38
PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS	38
Proposal 1: Election of Directors.	38
Proposal 2: Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019.	39
Proposal 3: Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.	39
Proposal 4: Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote to approve the compensation of the Company’s named executive officers.	39
Proposal 5: Vote to approve the 2019 Equity Incentive Plan.	40
Purposes and Effects of the 2019 Equity Incentive Plan	40
Vote Required and Board Recommendation	40
Summary of the 2019 Equity Incentive Plan	40
Provisions Governing All Awards	42
Securities Authorized for Issuance under Equity Compensation Plans	43
Amendment and Termination	43
Expected Federal Income Tax Consequences	44
SHAREHOLDER PROPOSALS AT THE 2020 ANNUAL MEETING	45
OTHER BUSINESS	45
APPENDIX A	A-1
Bank of Commerce Holdings 2019 Equity Incentive Plan	A-1

Bank of Commerce Holdings

PROXY STATEMENT

INFORMATION ABOUT THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Why did you send me this Proxy Statement?

The Board of Directors (the “Board”) of Bank of Commerce Holdings (the “Company”) is soliciting proxies from its shareholders to be used for voting at the Annual Meeting of Shareholders on Tuesday, May 21, 2019 (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by telephone or internet as described on the proxy card, or you may complete, sign and return the enclosed proxy card (please allow a minimum of ten business days for your proxy card to be processed).

Along with this Proxy Statement, you will receive the 2018 Annual Report to Shareholders (“Annual Report”), which includes the Company’s Form 10-K for the fiscal year ended December 31, 2018 (“Form 10-K”).

Who is entitled to vote?

Shareholders of record at the close of business on Tuesday, March 26, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 18,126,699 shares of common stock (“Common Stock”) outstanding and entitled to vote.

There are two types of ownership of the Company’s Common Stock: (i) registered and (ii) beneficial ownership through third-party nominees. A significant percentage of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some differences between the two types of ownership.

Registered Owners

Registered owners hold their shares in their own names with the Company’s transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), and such registered owners are considered, with respect to those shares, the shareholder of record. These proxy materials are being sent to such shareholders directly. As the shareholder of record, a registered holder has the right to vote his, her, or its shares directly (via telephone or internet voting, by granting a voting proxy directly to the Company, or by voting in person at the Annual Meeting).

Beneficial Owners

Beneficial owners hold their shares through a stock brokerage account, a bank or another nominee (referred to herein collectively as “Broker”). Shares beneficially owned are sometimes referred to as being held in “street name.” In that case, these proxy materials are being provided to you indirectly through your Broker. As the beneficial owner, you have the right to direct your Broker on how to vote your shares. Your Broker has enclosed a voting instruction card for you to use in providing such direction.

Brokers cannot vote street name shares on “non-routine” proposals unless directed to do so by the shareholder. Shares that are not voted due to this limitation are known as “broker non-votes.” Generally, broker non-votes occur when street name shares are not voted with respect to a particular proposal because (i) the Broker has not received voting instructions and (ii) the Broker lacks discretionary authority to vote such shares.

If your shares are held in street name and you do not submit voting instructions to your Broker, your Broker may vote your shares at this meeting on the ratification of the selection of the independent registered public accounting firm only. If you do not give instructions with respect to the election of director nominees, the non-binding advisory say-on-pay resolution to approve the compensation of the Company’s named executive officers, the non-binding advisory resolution to approve the frequency of holding the say-on-pay vote, or the approval of the 2019 Equity Incentive Plan, your Broker cannot vote your shares on these proposals.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the Company’s shares of Common Stock outstanding and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum.

How many votes do I have?

Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held by him, her, or it on the Record Date. However, under the Company’s bylaws and California law, if any shareholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the Annual Meeting, the cumulative number of votes a shareholder may cast in the election of directors will be equal to the number of shares held by such shareholder on the Record Date multiplied by ten (the number of directors to be elected at the Annual Meeting). The proxy card indicates the number of votes that you have.

How do I vote?

Please vote promptly by telephone or internet. Alternatively, you may complete and mail the enclosed proxy card (please allow a minimum of ten business days for your proxy card to be processed). Even if you plan to attend the Annual Meeting, it is recommended that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be distributed to any registered shareholder who wants to vote at the Annual Meeting. If you hold your shares through a Broker, you must obtain a “Legal Proxy,” executed in your favor, from your Broker to be able to vote by ballot at the Annual Meeting.

By Telephone or Internet: You may cast your vote by telephone or internet as indicated on the proxy card. Telephone and internet voting are available twenty-four hours per day. Have your proxy card in hand. You will be prompted to vote using the control number provided on your proxy card. If you vote by telephone or internet, please do not return the proxy card.

By Mail: You may cast your vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed envelope. Please allow a minimum of ten business days for your proxy card to be processed.

Shares represented by properly executed proxies that are received prior to the deadline for submitting proxies and that are not revoked in a manner described below will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR ALL the director nominees listed in this Proxy Statement, FOR the ratification of the selection of the independent registered public accounting firm, FOR the non-binding advisory say-on-pay resolution to approve the compensation of the Company’s named executive officers, 1 YEAR on the non-binding advisory resolution on the frequency of holding future say-on-pay votes, and FOR the 2019 Equity Incentive Plan.

In Person at the Annual Meeting:

●

Registered Owners. If you are a registered owner and you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification, and you will be able to submit a proxy or vote by ballot.

●

Beneficial Owners. If you hold your shares in street name through a Broker, your shares may be voted in person only if you present a Legal Proxy and proof of identification at the Annual Meeting. Contact your Broker immediately to obtain a Legal Proxy, and bring it with you to the Annual Meeting.

How do I change my vote or revoke my proxy?

Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and may change their votes as described below.

If you voted by telephone or internet: If you voted by telephone or internet, you may change your vote until the telephone or internet polls close. The final vote is the one that will count.

Registered owners who voted by mail: If you completed and submitted the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting by (i) delivering a subsequently dated proxy or (ii) giving notice at the Annual Meeting before the shareholder vote is taken.

Beneficial owners who voted by mail: Contact your Broker for instructions to determine when and how changes to your vote may be submitted.

Any proxy given by a shareholder may be revoked before its exercise by (i) giving notice to the Company in writing, (ii) delivering to the Company a subsequently dated proxy, or (iii) giving notice at the Annual Meeting before the shareholder vote is taken.

What will happen if I do not vote my shares?

If your shares are registered in your name and you do not vote by telephone or internet, if you do not return your signed proxy card, or if you do not vote in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

If your shares are held in street name and you do not submit voting instructions to your Broker, your Broker may vote your shares at this meeting on the ratification of the selection of the independent registered public accounting firm only. If you do not give instructions with respect to the election of director nominees, the non-binding advisory say-on-pay resolution to approve the compensation of the Company’s named executive officers, the non-binding advisory resolution to approve the frequency of holding the say-on-pay vote, or the approval of the 2019 Equity Incentive Plan, your Broker cannot vote your shares on these proposals.

It is very important that you vote on the proposals presented. Your Broker can only vote on Proposal 2 without instructions from you.

What vote is required to approve each proposal?

Proposal 1: Election of Directors.

The ten nominees for director who receive the most affirmative votes will be elected. If you vote “For All” nominees, your vote will count for each nominee. If you do not vote “For All” nominees and you indicate “Withhold All” or “For All Except” a particular nominee on your proxy card, your vote will not count “For” or “Against” the nominee(s).

Proposal 2: Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019.

If the shareholders do not approve the selection of Moss Adams LLP by a majority of the shares voting on the proposal, the selection will be reconsidered.

Proposal 3: Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

The matter will be decided by the affirmative vote of a majority of the shares represented and voting at the Annual Meeting at which a quorum is present. As the vote is non-binding, abstentions and broker non-votes will have no effect on the outcome of the vote. The Board and Executive Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

Proposal 4: Vote, on a non-binding advisory basis, on the frequency of future say-on-pay votes.

You will have the opportunity to specify whether you prefer the vote to occur every year, every two years, or every three years, or you may abstain from voting on this proposal. As the vote is non-binding, abstentions and broker non-votes will have no effect on the outcome of the vote.

Proposal 5: Approve the 2019 Equity Incentive Plan.

Approval of the proposal requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). Abstentions and broker non-votes may have an effect on the outcome of the proposal.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote as recommended by the Board. The Board recommends a vote:

●	“For All” with respect to the election of all ten nominees for director listed on the Company’s proxy card;
●	“For” the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019;
●	“For” the non-binding advisory say-on-pay resolution to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;
●	For “1 Year” on the non-binding advisory resolution on the frequency of holding future say-on-pay votes on executive compensation; and
●	“For” the 2019 Equity Incentive Plan.

If any other matter is presented at the Annual Meeting, your proxy holder will vote in accordance with the recommendation of the Board or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, the Company knew of no matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement.

Who pays the costs of soliciting proxies?

The expense of printing and mailing proxy materials, including this Proxy Statement, the proxy card, and the Annual Report (which includes the Company’s Form 10-K), will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company may solicit proxies in person, by telephone, or by email. No additional compensation will be paid to such persons for such solicitations. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. The Company has contracted with Broadridge to assist in the distribution of materials and tabulation of votes.

How do I obtain a Form 10-K and/or an Annual Report?

The Company’s audited consolidated balance sheets for the years ended December 31, 2018 and 2017 and audited consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2018, 2017 and 2016 are part of the Company’s Form 10-K which accompanies this Proxy Statement.

Additional copies of the Company’s Form 10-K and Annual Report may be obtained for no cost upon written request to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002 and are also available on the Company’s website at www.bankofcommerceholdings.com.

The Securities and Exchange Commission (“SEC”) maintains a website at http://www.sec.gov that includes the Company’s SEC filings. Access to the Company’s Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and beneficial ownership reports by Company insiders are available free of charge as soon as they are filed with the SEC.

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

Shareholders of record at the close of business on Tuesday, March 26, 2019, which is the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 18,126,699 shares of its Common Stock outstanding and entitled to vote.

The following table shows, as of March 1, 2019, the number of shares of Common Stock directly owned (unless otherwise indicated) by:

●	each person or entity who is known by the Company to beneficially own more than five percent of the Company’s Common Stock,
●	each of the Company’s directors and nominees,
●	each of the named executive officers, and
●	all directors and named executive officers of the Company as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. In general, beneficial ownership includes (i) securities over which a director or executive officer is deemed to have voting or investment power, either directly or indirectly, and (ii) stock options or other rights that are exercisable currently or become exercisable within sixty days following March 1, 2019. Except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have voting and investment power with respect to the shares.

Five Percent Shareholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055[1]	961,059	5.9%

Common Stock	EJF Capital LLC 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201[2]	885,153	5.4%

1 A Schedule 13G filed with the SEC on February 8, 2019 for the period ending December 31, 2018 indicates that BlackRock, Inc. (“BlackRock”) had sole voting power over 917,663 shares and sole dispositive power over 961,059 shares of the Company’s Common Stock. The securities are beneficially owned by various investors for which BlackRock serves as investment advisor. For purposes of the Exchange Act, BlackRock is deemed to be a beneficial owner of such securities.

2 A Schedule 13G/A filed with the SEC on February 13, 2019 for the period ending December 31, 2018 indicates that EJF Capital LLC and Emanuel J. Friedman had shared voting and dispositive power over 885,153 shares of the Company’s Common Stock and that EJF Sidecar Fund, Series LLC – Series E had shared voting and dispositive power over 881,952 shares of the Company’s Common Stock.

Directors and Executive Officers

Name and Address of Beneficial Owner[1]	Number of Shares of Common Stock Beneficially Owned		Percent of Class[2]
Orin N. Bennett	65,264	[3]	*
Gary R. Burks	9,132	[4]	*
Randall S. Eslick	65,197	[5]	*
Joseph Q. Gibson	113,488	[6]	*
Jon W. Halfhide	40,700	[7]	*
David J. Inderkum	26,009		*
Samuel D. Jimenez	62,119	[8]	*
Linda J. Miles	21,109		*
Robert H. Muttera	119,682	[9]	*
Karl L. Silberstein	18,000	[10]	*
Terence J. Street	42,000	[11]	*
James A. Sundquist	137,798	[12]	*
Lyle L. Tullis	308,175	[13]	1.70%
All directors and named executive officers as a group (13 persons)	1,028,673		5.67%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely upon a review of such reports and written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed in a timely manner, except that Mr. Tullis filed a Form 4 one day late with respect to shares purchased by his spouse through an individual retirement account.

INFORMATION ABOUT THE DIRECTOR NOMINEES

Information regarding each director nominee is provided below, including each nominee’s name, age as of the Record Date, the year first elected as a director of the Company, principal occupation, and work history during the past five years. There are no family relationships among any of the directors or named executive officers. All directors of the Company also currently serve as directors of Redding Bank of Commerce, the Company’s banking subsidiary. None of the director nominees has served as a director of another public company during the past five years.

1 The business address for each Beneficial Owner is 555 Capitol Mall, Suite 1255, Sacramento, California 95814, and the mailing address for each Beneficial Owner is 1901 Churn Creek Road, Redding, California 96002.

2 *Represents less than one percent of outstanding Common Stock.

3 Includes 63,264 shares held in a trust of which Mr. Bennett is a trustee and 2,000 shares held jointly with his spouse.

4 Includes 9,132 shares held jointly with Mr. Burks’ spouse.

5 Includes 24,779 shares held jointly with Mr. Eslick’s spouse, 20,418 shares held for Mr. Eslick’s account in a 401(k) retirement plan, and 20,000 options.

6 All shares are held in a trust of which Mr. Gibson is a trustee.

7 All shares are held in a trust of which Mr. Halfhide is a trustee.

8 Includes 31,018 shares held jointly with Mr. Jimenez’s spouse and 31,101 shares held for Mr. Jimenez’s account in a 401(k) retirement plan.

9 Includes 671 shares held in a trust of which Mr. Muttera is a trustee, 11,281 shares held for Mr. Muttera’s account in a 401(k) retirement plan, and 20,000 options.

10 Includes 14,500 shares held in a trust of which Mr. Silberstein is a trustee.

11 Includes 12,000 shares held in a trust of which Mr. Street is a trustee.

12 Includes 122,570 shares held in a trust of which Mr. Sundquist is a trustee and 15,228 shares held for Mr. Sundquist’s account in a 401(k) retirement plan.

13 Includes 27,810 shares held by Mr. Tullis’ spouse in individual retirement accounts.

Orin N. Bennett

Mr. Bennett, 70, has been a director of Redding Bank of Commerce since September 2005 and of the Company since May 2006.

Business Experience: Mr. Bennett is a registered Civil Engineer in California and Oregon. He formed a civil engineering business in 1995 that in 2008 became Bennett Engineering Services in Roseville, California, which provides civil engineering services primarily in California. Mr. Bennett also is a partner in BD Properties, LLC, a real estate investment company. Mr. Bennett was employed by the international engineering firm of CH2M Hill prior to forming his own civil engineering business in 1979. Mr. Bennett’s knowledge of the Sacramento market and his real estate experience offer insight into the existing opportunities for a community bank to provide its services and operations and make his continued service on the Board a valuable asset.

Committees: Mr. Bennett serves on the Executive, Executive Compensation, Long-Range Planning, and Nominating and Corporate Governance committees of the Board. He also serves as Chairman of the Redding Bank of Commerce Loan Committee.

Gary R. Burks

Mr. Burks, 64, has been a director of Redding Bank of Commerce since June 2007 and of the Company since May 2008.

Business Experience: Mr. Burks has been General Manager of Blach Beverage LLC (an Anheuser-Busch wholesale company) since 2018. Prior to that, he was Vice President and General Manager of Foothill Distributing Company, Inc. (an independent wholesale company of Anheuser-Busch Companies LLC) in Redding from 1991 to 2018 and had over twenty years of experience on its board. He currently serves on the Board of Directors of the Redding Colt 45s, a collegiate summer baseball team. He formerly volunteered as a Loaned Executive for the Greater Redding Chamber of Commerce, served as president of Redding Rotary, was an Executive Board member of the Greater Redding Chamber of Commerce, and was on the Corporate Governance Committee of the United Way of Northern California. Mr. Burks’ experience in running a large-scale company and his involvement in many academic and community activities make him a valuable member of the Board.

Committees: Mr. Burks serves as Chairman of the Nominating and Corporate Governance Committee and serves on the Audit and Qualified Legal Compliance Committee (the “Audit Committee”), Executive Compensation, and Long-Range Planning committees of the Board. Mr. Burks also serves on the Technology Committee of Redding Bank of Commerce.

Randall S. Eslick

Mr. Eslick, 61, has been a director of Redding Bank of Commerce and of the Company since November 2013.

Business Experience: Please see the section entitled “Named Executive Officers of the Company.” Mr. Eslick joined the Company in 2001. He previously served on the board of directors of River Oak Center for Children and is its former board president. His experience with the Company, extensive career in banking, and reputation in the community make him a valuable member of the Board.

Committees: Mr. Eslick serves on the Long-Range Planning Committee of the Company. Because Mr. Eslick is an employee of the Company and is not considered independent by NASDAQ Stock Market (“NASDAQ”) listing standards and SEC regulations, he is not a member of any other Board committees. Mr. Eslick is invited to attend all Board committee meetings other than executive sessions as a guest; however, he does not participate in any portion of a meeting during which his compensation is discussed. Mr. Eslick presently serves on the ALCO, CRA, Loan, and Technology committees of Redding Bank of Commerce.

Joseph Q. Gibson

Mr. Gibson, 71, has been a director of Redding Bank of Commerce since November 2009 and of the Company since May 2010.

Business Experience: Mr. Gibson has been an insurance agent for over thirty-seven years and has forty years of experience in business management. He was an owner of SFI Insurance, Inc. from 1982 until it merged with George Petersen Insurance in 2017, and he was a teacher and administrator for Anderson Union High School from 1973 to 2003. He currently serves on the Anderson Union High School Board, Shasta College Foundation Board, Shasta Trinity Regional Occupation Program Board, and Shasta Historical Society Board. He is past president of Riverview Golf and Country Club and past president of the Anderson Rotary. Mr. Gibson’s extensive experience in the insurance industry, as well as his experience working with various organizations involved in academic and community activities, makes him a valuable member of the Board.

Committees: Mr. Gibson serves on the Long-Range Planning Committee of the Board. He also serves the Redding Bank of Commerce board as Chairman of the CRA Committee and as a member of the ALCO and Technology committees.

Jon W. Halfhide

Mr. Halfhide, 61, has been a director of Redding Bank of Commerce since July 2005 and of the Company since May 2006. He was appointed Vice Chairman of the Board of the Company and of Redding Bank of Commerce in February 2013.

Business Experience: Mr. Halfhide has been a health care consultant since 2013 and serves as Chairman of the board of directors of Shasta Regional Community Foundation, as Chairman of its Investment Committee and Executive Chair and member of its Audit Committee. From January 2000 to January 2013, Mr. Halfhide served as president of Dignity Healthcare North State Service Area and St. Elizabeth Community Hospital. He has twenty-eight years of management experience with Dignity Healthcare and has served in the capacity of Controller, Chief Financial Officer and Chief Executive Officer with Dignity Health North State. Mr. Halfhide also served on the non-profit board of directors of Mercy Foundation North and Catholic Healthcare West North State and on the non-profit board of directors of the Tehama County Economic Development Corporation. Mr. Halfhide’s experience as a certified public accountant, his designation as an audit committee financial expert, his knowledge of running a health care facility, and his involvement in community activities make his continued service to the Board a valuable asset.

Committees: Mr. Halfhide serves as Chairman of the Executive Compensation Committee and is a member of the Audit, Executive, and Long-Range Planning committees of the Board. He qualifies as an audit committee financial expert under SEC regulations. He also serves the Redding Bank of Commerce board as Chairman of the ALCO Committee and as a member of the Technology Committee.

David J. Inderkum

Mr. Inderkum, 63, has been a director of Redding Bank of Commerce and of the Company since January 2019 following his nomination by the Nominating and Corporate Governance Committee and election by the boards of directors of the Company and Redding Bank of Commerce pursuant to the Agreement and Plan of Merger by and between the Company and Merchants Holding Company (“Merchants”) entered into in connection with the Company’s acquisition of Merchants, which required that the Company appoint to its Board and to the board of directors of Redding Bank of Commerce one director then serving as a director of Merchants and to nominate that person for election as a director of the Company at the Annual Meeting.

Business Experience: Mr. Inderkum has been involved with his family’s business, Coast Line Supply and Equipment located in Sacramento, California, since 1979 and has been its owner since 1998. He was a board member of The Merchants National Bank of Sacramento starting in 2003 and a board member of Merchants Holdings Company starting in 2008 until they were acquired by the Company in 2019. He has been a member of the non-profit Sportsmen’s Legacy Foundation since 2001 and has been their President/Chairman of the Board since 2012. He has also been an active member of The Sutter Club since 2003. Mr. Inderkum’s prior experience with Merchants provides valuable knowledge to the Company as it continues the integration process.

Committees: Mr. Inderkum serves on the Long-Range Planning Committee of the Board.

Linda J. Miles

Ms. Miles, 65, has been a director of Redding Bank of Commerce since July 2013 and of the Company since May 2014.

Business Experience: Ms. Miles served as Executive Vice President and Chief Operating Officer of the Company and of Redding Bank of Commerce from May 2009 until her retirement in February 2013. From January 1996 to April 2009, she served as Executive Vice President and Chief Financial Officer of the Company. From October 1989 to December 1995, she served as Senior Vice President and Chief Financial Officer of the Company. Before joining the Company, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution. Ms. Miles’ institutional knowledge, community banking experience and extensive history with the Company make her a valuable member of the Board.

Committees: Ms. Miles serves on the Long-Range Planning Committee of the Board. She also serves the Redding Bank of Commerce board as Chairwoman of the Technology Committee and as a member of the ALCO and CRA committees.

Karl L. Silberstein

Mr. Silberstein, 62, has been a director of Redding Bank of Commerce and of the Company since June 2016.

Business Experience: Mr. Silberstein has forty years of combined professional experience in public accounting and financial executive leadership. From 2011 to 2019, he was Senior Vice President, Financial Operations at Dignity Health, a healthcare company with $12 billion in annual revenue, and he held various other positions with Dignity Health since 2000. He also served as staff to its Audit Committee. He has twelve years of experience as a certified public accountant providing auditing and consulting services. Mr. Silberstein’s experience as a certified public accountant, designation as an audit committee financial expert, and service on numerous other corporate and non-profit boards, including roles as chair and president, make him a valuable member of the Board.

Committees: Mr. Silberstein serves as Chairman of the Audit Committee and qualifies as an audit committee financial expert under SEC regulations. He is also a member of the Long-Range Planning Committee of the Board.

Terence J. Street

Mr. Street, 64, has been a director of Redding Bank of Commerce since August 2012 and of the Company since May 2013.

Business Experience: Mr. Street has been the general manager of the general contracting division of Clark Pacific, which manufactures prefabricated building systems, since 2014 and is the past President of Roebbelen Contracting, Inc. located in El Dorado Hills, California. Mr. Street serves on the non-profit board of directors of Mercy Foundation Sacramento and of Cristo Rey High School. He is past Chairman of the Board of United Business Bank, is a past director of the Construction Employers’ Association, is past Chairman of the Board of Trustees of Jesuit High School, and was formerly a board member of the Catholic Foundation of the Sacramento Diocese. Mr. Street’s business acumen, integrity, leadership and knowledge of the Sacramento market as well as his community service make him a valuable member of the Board.

Committees: Mr. Street serves on the Audit, Long-Range Planning, and Nominating and Corporate Governance committees of the Board. He also serves on the Loan Committee of Redding Bank of Commerce.

Lyle L. Tullis

Mr. Tullis, 69, has been a director of Redding Bank of Commerce and of the Company since May 2003. Mr. Tullis was appointed Chairman of the Board of the Company and of Redding Bank of Commerce in February 2013.

Business Experience: Since February 1976, Mr. Tullis has served as president of Tullis, Inc., a general engineering construction company. Mr. Tullis is the past District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis’ extensive business experience, which includes project financing, budgets, bidding and oversight of the final project, and his involvement in local community activities make him a valuable member of the Board.

Committees: Mr. Tullis serves as Chairman of the Executive Committee and as Chairman of the Long-Range Planning Committee and is a member of the Audit, Executive Compensation, and Nominating and Corporate Governance committees of the Board. He is also a member of the ALCO and Loan committees of Redding Bank of Commerce.

DIRECTOR COMPENSATION

Compensation paid to non-employee directors consists of cash (in the form of monthly retainers and meeting fees) and, when authorized, equity (in the form of stock awards). Directors may defer fees in accordance with the Company’s Amended and Restated 2013 Directors Deferred Compensation Plan (the “2013 Directors DCP”).

The Executive Compensation Committee is responsible for all matters related to directors’ compensation in connection with reviewing and establishing or recommending non-employee director compensation to the Board. Generally, the Executive Compensation Committee will review the amount of director compensation at least annually. For purposes of establishing director compensation, the Executive Compensation Committee evaluated directors’ compensation as compared to detailed public company information provided in September 2016 by the consulting firm McLagan, a business unit of Aon, plc. (“McLagan”), which provides compensation consulting, operational benchmarking and best practice research across financial industries.

A director who is an officer/employee of the Company or of a subsidiary does not receive additional compensation for his or her membership on the Board.

Monthly Retainers and Meeting Fees

Monthly retainers and meeting fees for service on the Company’s Board are detailed in the following table. Upon the retirement of David H. Scott on March 20, 2018, the Board reevaluated its compensation structure and eliminated the monthly retainer for the Chairperson of Audit Committee and instituted a per-meeting fee for that role. In addition to the fees outlined in the table, independent directors received fees for their service on the Redding Bank of Commerce board of directors and its respective committees. The 2018 compensation for each director is shown in the section entitled “Director Compensation Table.”

Fee Type	1/1/2018-3/20/2018 ($)	3/21/2018-12/31/2018 ($)
Monthly Fees
Retainer – Independent Director	800	800
Retainer (additional) – Chairperson of the Board	1,200	1,200
Retainer (additional) – Chairperson of Audit Committee	1,000	0

Per-Meeting Fees
Board Meeting	800	800
Committee Meeting – Chairperson (excluding Audit Committee)	775	775
Committee Meeting – Chairperson of Audit Committee	775	900
Committee Meeting – Non-Chairperson	400	400

Equity Compensation

In 2007, the Company adopted the 2008 Stock Option Plan, which was amended and restated in 2010 and 2012 and is now known as the Amended and Restated 2010 Equity Incentive Plan (the “2010 Equity Plan”). Non-employee directors are eligible to receive equity awards under the 2010 Equity Plan.

Directors’ Deferred Compensation Plans

On December 19, 2013, the Board adopted a directors’ deferred compensation plan, which was amended and restated on February 20, 2018 and is referred to herein as the 2013 Directors DCP, to replace the directors’ deferred compensation plan dated January 1, 1993, as amended (the “1993 Directors DCP”). Both plans are nonqualified director benefit plans through which an eligible director may voluntarily elect to defer some or all of his or her current fees in exchange for the Company’s promise to pay a deferred benefit. The deferred fees are credited with interest, and the accrued liability is paid to the director upon separation from service. Directors may not defer additional compensation once their total benefit reaches $500,000.

Amounts held under the 2013 Directors DCP are credited with interest at a rate equal to the Bloomberg 20-year Investment Grade Financial Institutions Index rate (or a similar reference rate selected by the Company if the Bloomberg rate is not published) in effect on the immediately preceding December 31, plus two percent. The obligations under the 1993 Directors DCP will continue to accrue interest; however, as of December 31, 2013, no additional deferrals may be made under the 1993 Directors DCP. The interest rate applicable to amounts held under the 1993 Directors DCP is the Wall Street Journal prime rate in effect on the first business day of January and July plus three percent, with an option to change to a fixed rate of ten percent, at the director’s election, immediately preceding termination of service.

No deferred compensation will be payable to a director until separation from service, whereupon all deferred compensation, together with interest thereon, will be paid in accordance with the terms of the respective plan in one lump sum or in installments if the director made such an election.

As of December 31, 2018, the Company’s accrued obligations under the 2013 Directors DCP and the 1993 Directors DCP totaled $3,845,865.

Director Compensation Table

The following table shows compensation paid to or accrued by non-employee directors during the fiscal year ended December 31, 2018 for service on the boards of the Company and of Redding Bank of Commerce. Because Mr. Inderkum was elected to the boards of the Company and of Redding Bank of Commerce in 2019, he is not included in the table.

Name	Fees Earned or Paid in Cash ($)[1]	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Orin N. Bennett	55,150	21,589	76,739
Gary R. Burks	31,900	0	31,900
Joseph Q. Gibson	29,500	9,730	39,230
Jon W. Halfhide	39,300	10,946	50,246
Linda J. Miles	27,100	2,101	29,201
David H. Scott	18,325	30,275	48,600	[2]
Karl L. Silberstein	26,500	1,383	27,883
Terence J. Street	37,975	3,711	41,686
Lyle L. Tullis	64,550	25,995	90,545

1 See the section entitled “Monthly Retainers and Meeting Fees.”

2 Total represents fees earned or paid in cash from January 1, 2018 until Mr. Scott’s retirement on March 20, 2018 and nonqualified deferred compensation earnings for the full year 2018.

THE BOARD AND GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance principles and practices. The Board has adopted corporate governance guidelines to provide the framework for the governance of the Company. These guidelines set forth director qualifications and standards of independence and mandate that at least a majority of the Board and all the members of the Audit Committee, Executive Compensation Committee and Nominating and Corporate Governance Committee meet the criteria for independence.

Highlights of the Company’s corporate governance practices are described below. To fulfill its role, the Board, acting directly or through a Board committee, must perform the following primary functions:

●	Oversee the conduct of the Company’s business to evaluate whether or not the Company is being properly managed;
●	Review and, when appropriate, approve the Company’s major financial objectives, strategic plans and actions;
●

Review and, when appropriate, approve major changes in and determinations of other major issues regarding the appropriate auditing and accounting principles and practices to be used in preparing the Company’s financial statements;

●	Assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;
●	Evaluate regularly the performance of the Chief Executive Officer and, with the advice of the Chief Executive Officer, evaluate regularly the performance of named executive officers; and
●	Plan for succession of the Chief Executive Officer and monitor management’s succession planning for other key officers.

In discharging these obligations, directors are entitled to rely reasonably on the honesty and integrity of their fellow directors, the Company’s executive officers, and the Company’s outside advisors and auditors. Directors will be entitled to reasonable directors’ and officers’ liability insurance obtained on their behalf, the benefits of indemnification to the fullest extent permitted by law under the Company’s articles, bylaws and any indemnification agreements, and exculpation as provided by state law and the Company’s articles.

The Board is committed to good business practices, transparency in financial reporting and high standards of corporate governance. The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Board regularly monitors developments in the area of corporate governance. The Board periodically reviews the Company’s governance policies and practices against those suggested by various groups or authorities active in corporate governance and the practices of other companies, as well as the requirements of applicable law, NASDAQ listing standards and SEC regulations.

Executive Officers

The Board recognizes that the actual management of the business and affairs of the Company is conducted by the Chief Executive Officer and other senior executives under his supervision. In performing the management function, the Chief Executive Officer and other senior executives are obliged to act in a manner that is consistent with the oversight functions and powers of the Board and the standards of the Company and to execute any specific plans, instructions or directions of the Board.

Code of Conduct, Code of Ethics and Corporate Governance Documents

The Board has adopted a Code of Conduct that applies to all of the Company’s directors, officers and staff and a Code of Ethics that applies to the principal executive officer and principal financial officer, or any person serving in those capacities. The Code of Conduct and Code of Ethics embody the Company’s commitment to high standards of ethical and professional conduct. All directors, officers and staff are required to certify annually that they have read and complied with the Code of Conduct. The Code of Conduct consists of basic standards of business practice as well as professional and personal conduct. You may access the Code of Ethics and the current charters of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee, as well as the articles and bylaws, by visiting the Company’s corporate website at www.bankofcommerceholdings.com or by writing to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002.

Board Leadership Structure

The Board is committed to maintaining an independent Board. To that end, the Company separates the duties of Chairman and Chief Executive Officer. The Board believes that the separation of duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined and that a non-employee director who is not serving as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman.

Role in Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. Some aspects of risk oversight are fulfilled at the full Board level. Additionally, the Board, or a committee of the Board, receives periodic reports from management on credit risk, liquidity risk, interest rate risk, capital risk, operational risk and economic risk. The Audit Committee oversees financial, accounting and internal control risk management. The internal audit function and the independent registered public accounting firm report directly to the Audit Committee. The Executive Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs.

Chairman of the Board

The Board appoints one of its independent members to serve as the Chairman of the Board. The Chairman chairs all regular sessions of the Board and, with input from the Chief Executive Officer to the extent appropriate, sets the agenda for Board meetings, subject to the right of each board member to suggest agenda items.

Size of Board

The exact number of directors shall be fixed from time to time by the Board within the requirements of the Company’s articles and bylaws. At its February 2018 meeting, after review of the director nominees, the Board set the number of directors at nine, effective March 20, 2018 and upon the retirement of Mr. Scott. At its January 2019 meeting, in connection with the acquisition of Merchants, the Board increased the number of directors to ten, effective January 31, 2019.

Director Qualifications

The Board must consist of a majority of directors who meet the independence criteria required by applicable law, NASDAQ listing standards, and SEC regulations, and as adopted by the Board.

Qualifications

A director should possess personal and professional integrity, have good business judgment, and have relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s shareholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.

Selection Process

In accordance with the policies and principles in its charter, the Nominating and Corporate Governance Committee is responsible for identifying and recommending potential director nominees to the Board for its approval when there is a vacancy on the Board and for each annual meeting of shareholders. The selection process is discussed in detail in the section entitled “Director Qualifications and the Nomination Process.”

Director Orientation and Continuing Education

All new directors participate in an orientation program during their first year as a director. As part of the orientation, each director receives, among other materials, copies of the Company’s articles, bylaws, committee charters, policies, and strategic plan. Orientation also includes presentations by senior management to familiarize new directors with the Company’s strategic plans, significant financial, accounting and risk management issues, compliance programs, and conflict policies. Each director is required to review and sign the Company’s Insider Trading Policy and the Code of Conduct. A new director will attend a meeting with the Chief Executive Officer and Chief Financial Officer to be briefed on Board reports, significant financial, accounting and risk management issues, and current and potential projects.

All directors receive annual director education in subjects relevant to the duties of a director, including the study of corporate governance best practices and ethics. The Board requires directors to participate in continuing education programs and reimburses directors for the expenses of such participation. All directors successfully complete training courses assigned to them each year.

Board Attendance and Annual Meeting Policy

Directors are expected to attend all Board meetings and all meetings of committees on which they serve. Directors are expected to devote an adequate amount of time and effort to properly discharge their responsibilities. Information and data are important to the Board’s understanding of the business, and the Company distributes materials to the directors sufficiently in advance of each meeting to permit their review.

The Board held fourteen meetings during 2018. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and of the committees on which such director served. The Company does not have a formal policy requiring the attendance of its directors at each annual meeting of shareholders; however, directors are encouraged to attend. The Company had nine directors at the time of its 2018 annual meeting, and eight were in attendance.

DIRECTOR INDEPENDENCE, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The Nominating and Corporate Governance Committee has reviewed the applicable legal standards for Board and Board committee member independence and the criteria applied to determine audit committee financial expert status. The Board has analyzed the independence of each director and nominee and has determined which nominees and members of the Board meet the standards regarding independence required by applicable law, NASDAQ listing standards, and SEC regulations, and whether or not each such director nominee is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans to the directors, each of which (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or Redding Bank of Commerce; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Such arrangements are discussed in detail in the section entitled “Certain Relationships and Related Transactions.”

Based on these standards, the Board has determined that each of the following non-employee directors and director nominees is independent:

Orin N. Bennett	Jon W. Halfhide	Terence J. Street
Gary R. Burks	Linda J. Miles	Lyle L. Tullis
Joseph Q. Gibson	Karl L. Silberstein	David J. Inderkum

Randall S. Eslick, who serves as President and Chief Executive Officer of the Company, is not independent because he is currently an executive officer of the Company.

All of the members of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are independent.

Directors’ Access to Officers, Employees and Independent Advisors

Directors are encouraged to keep themselves informed with regard to the Company and its operations. Directors have full and free access to Company officers and employees. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer, Chief Financial Officer or directly by the director. Directors will use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and will, to the extent that it is appropriate, copy the Chief Executive Officer on any written communications between a director and a Company officer or employee.

Communications with the Board of Directors

Shareholders may contact an individual director, the Board as a group, or a specified committee or group by sending a written communication to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002. Each communication should specify the applicable addressee(s) to be contacted as well as the general topic of the communication.

The Company will receive and process communications before forwarding them to the addressee(s). The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company.

Certain Relationships and Related Transactions

Policy and Procedures on Related Person Transactions

The Company adopted its Code of Conduct to promote a “tone at the top” of the highest ethical standards within the Company. The Code of Conduct requires all Company personnel to immediately disclose situations that might create a conflict of interest, or the perception of a conflict of interest, which include transactions involving entities with which such personnel are associated. The Board recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation, or the perception thereof. Such transactions, after full disclosure of the material terms to the Board, must be approved by a majority of the members of the Board who are not parties to the specific transaction. The Board will determine whether or not the transactions are just and reasonable to the Company at the time of such approval, with those members of the Board, if any, who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law. The Company has a Regulation O Policy that it follows relating to loans to its executive officers, directors and principal shareholders.

Lending and Other Ordinary Business Transactions

Redding Bank of Commerce has had and expects to have banking transactions in the ordinary course of business with some of the directors and named executive officers, as well as some of their family members and/or affiliated entities. All transactions were on substantially the same terms, including interest rates, collateral and repayment, as those available at the time for similar transactions with unrelated parties. None of the loans or credit transactions involved more than the normal risk of collectability or presented other unfavorable features.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established, among others, a standing Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. All members of these three committees meet the standards of independence defined by applicable law, NASDAQ listing standards and SEC regulations. In addition, the members of the Executive Compensation Committee meet the applicable standards of independence defined by IRS regulations.

You may access the current charters of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee, as well as the articles and bylaws, by visiting the Company’s corporate website at www.bankofcommerceholdings.com or by writing to Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, California 96002.

Information about each of these three committees of the Board, its members who served during 2018, the committee’s purpose and the number of meetings held in 2018 follows.

Audit Committee
Members:	David H. Scott, Chairman	Karl L. Silberstein[1]
	Gary R. Burks	Terence J. Street
	Jon W. Halfhide	Lyle L. Tullis

Number of meetings:	7

Purpose:

To assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices, and legal and regulatory compliance; to review and discuss the integrity of the Company’s consolidated financial statements and the adequacy and reliability of disclosures to shareholders; to review the qualifications and independence of the outside accountants and the performance of internal and external accountants; to prepare the committee report included in the Company’s annual proxy statement in accordance with SEC regulations; to act as the qualified legal compliance committee of the Company in accordance with its charter; and to perform the audit committee and fiduciary audit committee functions on behalf of the Company in accordance with federal banking regulations. The Board has determined that Messrs. Scott, Halfhide, and Silberstein are “audit committee financial experts” as defined by NASDAQ listing standards and SEC regulations.

Executive Compensation Committee
Members:	Jon W. Halfhide, Chairman	Gary R. Burks
	Orin N. Bennett	Lyle L. Tullis

Number of meetings:	7

Purpose:

To discharge the Board’s responsibilities relating to compensation of the Company’s named executive officers, including a review of the impact of the compensation policies on the Company’s risk exposure; to review the Compensation Discussion and Analysis and to recommend inclusion of such disclosure in the Company’s annual proxy statement; to evaluate and approve compensation plans, policies, and programs of the Company applicable to named executive officers; and to periodically review director compensation practices.

Nominating and Corporate Governance Committee
Members:	Gary R. Burks, Chairman	Terence J. Street
	Orin N. Bennett	Lyle L. Tullis

Number of meetings:	4

Purpose:

To assist the Board by identifying individuals qualified to become Board members and to recommend to the Board director nominees and nominees for each committee; to recommend to the Board the corporate governance guidelines of the Company and to oversee a periodic review of the Board’s performance; to oversee management and director succession planning; and to recommend to the Board a determination of each non-management director’s independence under applicable rules and guidelines.

1 Mr. Silberstein assumed the duties of Audit Committee Chairman upon the retirement of Mr. Scott on March 20, 2018.

DIRECTOR QUALIFICATIONS AND NOMINATIONS FOR DIRECTOR

The Nominating and Corporate Governance Committee of the Board has been delegated the responsibility to identify, evaluate and recommend for nomination candidates for election as directors. Each of the members of the Nominating and Corporate Governance Committee has been determined to be independent as defined by applicable law, NASDAQ listing standards and SEC regulations.

The goal of the Nominating and Corporate Governance Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial and other expertise who will serve as directors and act in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee consults with other Board members, the Company’s Chief Executive Officer and other Company personnel in this process. The Nominating and Corporate Governance Committee will consider an individual recommended by a shareholder for nomination as a director provided that the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name and provides the required information described below.

Director Qualifications and the Nomination Process

The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience and the various communities, both geographic and demographic, represented by the current members. It also monitors the expected service dates of Board members, any planned retirement dates and other anticipated events that may affect a director’s continued ability to serve. The Nominating and Corporate Governance Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.

The Board has approved certain minimum standards for first-time director candidates, and the Nominating and Corporate Governance Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and other such factors as deemed appropriate. These standards and the evaluation process apply to all first-time director nominees, including those nominees recommended by shareholders. This process is based on the Nominating and Corporate Governance Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings and its assessments of desirable skills or expertise.

The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by shareholders, for election to the Company’s Board: (i) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (i.e., chief executive officer, managing partner, president, chief financial officer, etc.); (ii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iii) a demonstrated ability to think and act independently and work constructively in a group environment. The Nominating and Corporate Governance Committee will determine, in its sole discretion, whether or not a nominee meets these minimum qualifications. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and, aside from the minimum qualifications, no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant and diverse composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee also will consider if such candidate meets the independence standards defined by NASDAQ listing standards, SEC regulations and any additional requirements imposed by law or regulation on the members of the Audit Committee, Executive Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Following the initial review, the Nominating and Corporate Governance Committee’s designee arranges an introductory meeting with the candidate, the Company’s Chief Executive Officer and the Chairman of the Board (and in some cases with additional directors) to determine the candidate’s interest in serving on the Board.

The Nominating and Corporate Governance Committee, together with the Chief Executive Officer, then conducts a comprehensive interview with the candidate. The candidate will be asked to provide the information required to be disclosed in the Company’s proxy statement.

Assuming a satisfactory conclusion to the process, the Nominating and Corporate Governance Committee will then recommend to the Board that it interview the candidate. After the Board-level interview, the Board will proceed in accordance with the Company’s bylaws and committee charters.

Director Nominations by Shareholders

A shareholder who wishes to submit an individual’s name for consideration by the Nominating and Corporate Governance Committee for nomination for election as a director of the Company at the 2020 annual meeting should deliver such recommendation to the Company’s Corporate Secretary no later than December 6, 2019 and provide (i) the shareholder’s name, address and the number of shares of Common Stock beneficially owned by the shareholder; (ii) the name of the proposed nominee and the number of shares of Common Stock beneficially owned by the nominee; (iii) sufficient information about the nominee’s experience and qualifications for the Nominating and Corporate Governance Committee to make a determination about whether or not the individual would meet the minimum qualifications for director nominees; and (iv) such individual’s written consent to serve as a director of the Company, if elected. The Nominating and Corporate Governance Committee has the right to request, and the shareholder will be required to provide, such additional information with respect to the shareholder nominee as the Nominating and Corporate Governance Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process, including the information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Exchange Act. See also the section entitled “SHAREHOLDER PROPOSALS AT THE 2020 ANNUAL MEETING.”

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and objectives. The tables that follow present the compensation for 2018 to the Company’s named executive officers. In 2018, the Company had only four named executive officers because there are only four executive officers who perform a policy-making function for the Company.

Named Executive Officers of the Company

The following table and narrative sets forth information with respect to the named executive officers of the Company, including their ages and employment history for at least the last five years.

Name	Age	Positions
Randall S. Eslick	61	President and Chief Executive Officer (Principal Executive Officer)
James A. Sundquist	64	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Samuel D. Jimenez	54	Executive Vice President and Chief Operating Officer
Robert H. Muttera	65	Executive Vice President and Chief Credit Officer

Randall S. Eslick has served as President and Chief Executive Officer of the Company since November 2013. Immediately prior, he served as Regional President of Roseville Bank of Commerce (now known as Sacramento Bank of Commerce, a division of Redding Bank of Commerce) from December 2005 to November 2013. From 2002 until December 2005, Mr. Eslick served as Senior Vice President and Regional Manager of Roseville Bank of Commerce. Mr. Eslick joined the Company in March 2001 as Senior Vice President and Commercial Loan Officer. Mr. Eslick was appointed to the Board of the Company and to the board of directors of Redding Bank of Commerce in November 2013 when he assumed the role of President and Chief Executive Officer of the Company. As the Chief Executive Officer and a director, Mr. Eslick serves as the primary liaison between the Board and management and as the executive officer with overall responsibility for executing the Company’s strategic plan.

James A. Sundquist has served as Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the Company since December 2014. Prior to joining the Company, Mr. Sundquist had been retired since 2008. Mr. Sundquist has worked at several California independent financial institutions over the course of his career. From 1998-2007 he served as Executive Vice President and Chief Financial Officer, from 1996-1998 he served as Executive Vice President and Chief Operating Officer, from 1984-1995 he served as Senior Vice President and Chief Financial Officer, and from 1979-1983 he served as Vice President and Controller. Prior to his bank service, Mr. Sundquist was employed as a certified public accountant at an international public accounting firm from 1977-1979.

Samuel D. Jimenez has served as Executive Vice President and Chief Operating Officer of the Company since December 2013. Mr. Jimenez has served the Company in multiple capacities since 2003. He served as the Chief Financial Officer and Principal Accounting Officer of the Company from May 2009 to December 2014. He was promoted from Senior Vice President to Executive Vice President in March 2011. Prior to becoming Chief Financial Officer, he served as Vice President and Director of Risk Management of Redding Bank of Commerce beginning in September 2003 and was promoted from Vice President to Senior Vice President in February 2006. Mr. Jimenez was a Federal Deposit Insurance Corporation Examiner from 1992 to 2003. Mr. Jimenez is a certified public accountant. He also serves as Assistant Corporate Secretary of the Company.

Robert H. Muttera has served as Executive Vice President and Chief Credit Officer of the Company since January 2014, and he served as Executive Vice President and Chief Credit Officer of American River Bankshares from 2012-2013. Mr. Muttera served as Senior Vice President at a commercial real estate advisory firm from 2006-2012, as Executive Vice President and Chief Credit Officer of two California independent financial institutions from 1983-2005, and as Vice President and Senior Commercial Loan Officer of a California independent financial institution from 1979-1983. From 1975-1979, he was a senior accountant and certified public accountant at an international public accounting firm.

Named Executive Officer Compensation

Strategic Role of Executive Compensation Committee

In 2013, on an advisory basis, the Company’s shareholders voted to take advisory votes on named executive officer compensation on an annual basis. The Company has followed the guidance of its shareholders and annually requests the approval on a non-binding advisory basis of the compensation of named executive officers.

The Executive Compensation Committee evaluates the Company’s executive compensation programs in light of market conditions, shareholder views, and governance considerations and makes changes as appropriate. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and under Section 14A of the Exchange Act, the Company held an advisory vote on the compensation of its named executive officers (the “say-on-pay proposal”) at its 2018 annual meeting. The Company’s shareholders approved the compensation of named executive officers with ninety-eight percent of shareholder votes cast in favor of the say-on-pay proposal. As the Executive Compensation Committee evaluated the Company’s compensation programs in 2018, it took into account the shareholders’ vote of confidence in the named executive officer compensation program as described below to continue the link of pay to performance.

The Board of the Company strives to ensure that its compensation programs and practices are consistent with the strategic goals and objectives of the Company and that they maintain the Company’s high standards of effective corporate governance. The Board has appointed the Executive Compensation Committee to play a central role in formulating the Company’s compensation philosophy and programs and in making pay decisions for named executive officers. The compensation programs include elements that are designed specifically for the named executive officers.

The Company’s executive compensation philosophy and programs play an important role in achieving long-term growth in shareholder value. As a guiding principle, the Company designs its compensation programs to reward its named executive officers for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for shareholders.

In keeping with the long-term Company goals and efforts to increase shareholder value and align named executive officer compensation with performance, the Executive Compensation Committee has taken certain actions over the years including:

●

Developed the Company’s executive compensation philosophy of “pay for performance” that is competitive in the market place, while keeping compensation opportunities and payouts reasonable and not excessive;

●

Established performance-based awards in the Company’s Executive Management Short-Term Variable Incentive Program (the “Short-Term Program”) and Executive Management Long-Term Variable Incentive Program (the “Long-Term Program”);

●	Retained an independent compensation consultant to advise on executive compensation issues and assist the Executive Compensation Committee in developing appropriate programs;
●	Reviewed and approved industry-specific peer group information for more thorough performance comparisons; and
●	Designed a clearly defined competitive pay strategy aligning Company goals with shareholder value.

It is the responsibility of the Executive Compensation Committee to:

●	Establish and annually review and approve policies regarding executive compensation programs and practices, and periodically review director compensation practices;
●	Recommend to the Board for its approval changes to named executive officer compensation policies and programs and director compensation practices;
●

Review and approve all named executive officer annual base salary levels, annual (short-term) incentive opportunity levels, long-term incentive opportunity levels and any special supplemental benefits;

●	Review and approve all named executive officer employment, compensation and retirement agreements;
●	Establish and administer annual (short-term) and long-term incentive compensation programs for the named executive officers;
●	Review the independent risk assessment of all incentive compensation plans conducted by the Chief Risk Officer;
●	Provide oversight regarding the Company’s benefit plans, policies and arrangements on an as-needed basis;
●	Recommend to the Board for its approval, and submission to the Company’s shareholders when appropriate, incentive compensation plans and equity-based plans; and
●	Exercise appropriate oversight regarding compliance with the provisions of applicable governing laws and regulations.

Risk Assessment of Named Executive Officer Incentive Compensation Programs

In 2018, the Executive Compensation Committee reviewed with the Company's Chief Risk Officer the Company's incentive compensation programs to which the Company's named executive officers were a party in order to:

●	Confirm that the features aligned with the FFIEC Interagency Guidance on Sound Incentive Compensation Policies;
●	Identify any features that posed imprudent risks to the Company and limit those features to ensure the Company was not unnecessarily exposed to risks; and
●	Identify and limit any features that would encourage the manipulation of reported earnings of the Company to enhance compensation.

After considering these items, it was the Executive Compensation Committee’s view that the Company’s compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on its business or operations.

Named Executive Officer Compensation Objectives

Based on the Company’s philosophy to link compensation to Company, business, and individual performance, the compensation programs for the named executive officers are built upon three objectives:

●	To compete favorably with peers in attracting and retaining qualified individuals as executive officers by offering competitive pay.
●	To “pay for performance” by compensating named executive officers based upon:
o	The Company’s performance measured against pre-established performance metrics; and
o	The Company’s performance compared to its Peer Group (as defined in the section entitled “Overview of Compensation and Process”) performance.
●

To align the interests of shareholders and named executive officers by using equity awards for long-term compensation so named executive officers benefit only if the Company’s stock price rises and shareholders are similarly rewarded.

Named Executive Officer Compensation Components

Named executive officer compensation for 2018 included the following elements:

Compensation Element	What the Compensation Element Rewards	Description and Purpose of the Compensation Element
Base Salary	Core competence in the executive’s role relative to skills, years of experience and contributions to the Company.	Provides for fixed compensation based on competitive market salary levels.
Short-Term Incentives (Cash)	Contributions toward the Company’s achievement of specified profitability, growth and credit quality metrics.

An annual performance-based award that provides focus on meeting short-term goals that lead to the long-term success of the Company and which motivates achievement of critical annual performance metrics.

Long-Term Incentives (Equity)	Contributions toward the Company’s achievement of specified profitability metrics, corporate governance and strategic objectives.

Restricted stock awards increase executive ownership in the Company and aid in executive retention in a challenging business environment and competitive labor market; these awards emphasize positive long-term performance and align executive interests with those of shareholders.

Retirement Benefits	Retention of executive for the balance of his/her career.

Salary continuation agreements provide retirement benefits for the executive commensurate with those available to comparable peers. The qualified 401(k) program, available to all eligible employees, provides the executive with a mechanism to save for retirement.

Health and Welfare Benefits	Such benefits are part of a broad-based competitive total compensation program.	Employee benefit plans are generally available to all employees and include disability plans, paid time off, and health and life insurance.
Additional Benefits and Perquisites	Active participation in business and promotional activities on behalf of the Company.	Provides for the executive to promote the Company’s business and may include club memberships, an automobile allowance or the use of a bank-owned automobile.

Overview of Compensation and Process

Base salaries for named executive officers generally are reviewed and set on an annual basis by the Executive Compensation Committee.

The Executive Compensation Committee reviews and recommends the Short-Term Program and Long-Term Program for the new fiscal year to the Board for approval, reviews and approves awards granted under such programs and reports approved awards to the Board.

It is the practice of the Executive Compensation Committee to periodically review the history of all the elements of each named executive officer’s total compensation over previous years and compare the compensation of the named executive officer with that of the executive officers in an appropriate market place and peer group.

In September 2016, the Executive Compensation Committee engaged McLagan to review compensation for its named executive officers relative to that of similar financial institutions. McLagan presented the Executive Compensation Committee with an analysis of salaries, cash compensation (salary plus cash bonuses), direct compensation (salary plus cash bonuses plus equity/long-term compensation) and total compensation (direct compensation plus retirement benefits plus other compensation). Such analysis included a review of compensation relative to that of comparable financial institutions. In November 2017, McLagan provided the Executive Compensation Committee with a compensation review update that did not revise the peer group, but which updated information as to the asset size of the peer group members and provided updated market compensation information. A summary of the findings from the McLagan November 2017 report comparing the compensation of the Company’s named executive officers to estimated 2018 target compensation for the market indicated that the salaries, cash compensation and direct compensation at target performance for the Company’s named executive officers were within a market competitive range. The following financial services companies located in California, Oregon and Washington represented the peer group (the “Peer Group”) selected by the Executive Compensation Committee with McLagan’s assistance in September 2016 and utilized for the November 2017 study. The primary criteria for the Peer Group included total assets, geographic locations, performance and business model. The compensation of this Peer Group’s executives was used to establish the Company’s 2018 named executive officer salaries and awards under the Company’s 2017 Long-Term Program.

1st Century Bancshares Inc.	First Foundation Inc.	Pacific Continental Corp
American River Bankshares	First Northern Community Bancorp	Pacific Mercantile Bancorp
Bank of Marin Bancorp	FNB Bancorp	Provident Financial Holdings
Cascade Bancorp	Heritage Commerce Corp	Riverview Bancorp Inc.
Central Valley Community Bancorp	Heritage Oaks Bancorp	Sierra Bancorp
Community West Bancshares	Oak Valley Bancorp	United Security Bancshares
First Financial Northwest Inc.

In February 2018, the Executive Compensation Committee, with the assistance of McLagan, updated the Peer Group to reflect recent merger and acquisition activity and to broaden geographic location criteria while maintaining focus on the Western United States. This updated Peer Group was utilized for peer group comparisons under the 2018 Short-Term Program (payouts under which are set forth below) and the 2018 Long-Term Program (payouts under which will be included in the Company’s proxy statement for the 2020 annual meeting).

American River Bankshares	FNB Bancorp	Riverview Bancorp Inc.
Bank of Marin Bancorp	Heritage Commerce Corp	Sierra Bancorp
Central Valley Community Bancorp	Oak Valley Bancorp	Sound Financial Bancorp Inc.
Community West Bancshares	Pacific Mercantile Bancorp	Timberland Bancorp Inc.
Farmers & Merchants Bancorp	Peoples Utah Bancorp	United Security Bancshares
First Financial Northwest Inc.	Plumas Bancorp	Valley Republic Bancorp
First Northern Community Bancorp	Provident Financial Holdings

Compensation Objectives

The Company’s executive compensation programs are designed (i) to attract and retain well-qualified executive officers, (ii) to link executive officer compensation to the Company’s financial performance, and (iii) to reward executive officers for creating shareholder value. The Company believes its executive compensation programs achieve these objectives.

In order to set competitive benchmarks for 2018 salaries and long-term compensation for the named executive officers, the Executive Compensation Committee reviewed data compiled in the compensation report prepared by McLagan in November 2017. This data presented Peer Group annual cash, long-term incentive and total compensation amounts as reported in the annual filings for those companies’ executive officers whose positions and responsibilities most closely matched those of the Company’s named executive officers. For each of the Company’s named executive officers, this compensation data was examined relative to Peer Group median compensation. The Executive Compensation Committee used this information to help determine competitive benchmarks for 2018 base salary and long-term compensation awards, payable in 2018 based on 2017 Company performance, for the named executive officers. As noted, the updated Peer Group established in February 2018 was utilized for purposes of the 2018 Short-Term Program and 2018 Long-Term Program.

The Executive Compensation Committee solicits input from the entire Board to review, establish and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation. At a meeting at which the Chief Executive Officer is not present, the Executive Compensation Committee evaluates the Chief Executive Officer’s performance in light of these corporate goals and objectives and determines the Chief Executive Officer’s compensation based on the evaluation. Typically, the Chief Executive Officer makes compensation recommendations to the Executive Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations.

Review of Executive Performance

The Executive Compensation Committee annually reviews each compensation element for named executive officers. The Executive Compensation Committee takes into account the role and responsibilities, expertise, skills and years of experience of each named executive officer in comparison to competitive salary levels.

The Executive Compensation Committee may, in its sole discretion, determine that a named executive officer shall not be granted all or any portion of an incentive compensation award, regardless of having achieved the applicable performance goal, if the Executive Compensation Committee determines that the named executive officer has failed to comply with the Company’s Code of Ethics, Code of Conduct or another Company policy, or for any other lawful reason as determined by the Executive Compensation Committee.

Named Executive Officer Compensation

The components of executive compensation are intended to work together to compensate the named executive officer fairly for services, reward him based upon the Company’s overall performance and reward his own performance during the year. In assessing the named executive officer’s total rewards, the Executive Compensation Committee reviews each component of his compensation and considers and evaluates pay mix, the competitive market, and the value of total pay, benefits and perquisites. The Executive Compensation Committee further takes into consideration the shareholder voting results on named executive officer compensation, which historically have indicated a high level of support.

Base Salary

Base salary generally is established by the Executive Compensation Committee based on the named executive officer’s performance, experience, competent and effective execution of strategic objectives, and level of responsibilities, with total compensation targeted at or near the 50th percentile of the comparable Peer Group for targeted or budgeted performance. In setting the base salaries of the named executive officers for 2018, the Executive Compensation Committee considered the compensation packages of executives in the Company’s Peer Group, the growth and increased complexity of the Company and the Company’s level of success in its short- and long-term goals in relation to:

●	Achievement of specific profitability, loan growth, deposit growth and asset quality targets;
●	Performance results relative to the Peer Group;
●	Short- and long-term strategic goals; and
●	Overall financial performance of the Company.

Named Executive Officer	2017 Salary ($)	2018 Salary ($)	Increase (%)
Randall S. Eslick	415,000	440,000	6.02
James A. Sundquist	265,000	295,000	11.32
Samuel D. Jimenez	280,000	290,000	3.57
Robert H. Muttera	250,000	280,000	12.00

The Executive Compensation Committee increased Mr. Sundquist’s base salary to a comparable level to that of his peers over the last two years after considering his extensive experience of over twenty-five years as a chief financial officer, his high level of performance and competence, and his contributions to the Company, all of which supported a market competitive compensation level.

The Executive Compensation Committee increased Mr. Muttera’s base salary for 2018 after considering his extensive experience of over twenty-five years as a chief credit officer, his high level of performance and job competencies, and his additional job responsibilities, all of which supported a market competitive compensation level.

Short-Term Program

The Short-Term Program adopted in 2018 provided for cash incentive awards and was designed to reward the Company’s named executive officers for achieving short-term financial goals, including loan and deposit growth, net income, earnings performance versus peers, and satisfactory asset quality.

The Executive Compensation Committee approved a threshold, target and maximum payout as a percentage of the base salary earned during the incentive period for each named executive officer. These targets were based on competitive market practices for each comparable position.

The table below reflects the payout opportunities that were approved for 2018:

Named Executive Officer	Threshold (% of Salary)	Target (% of Salary)	Maximum (% of Salary)
Randall S. Eslick	19.25	35.00	50.75
James A. Sundquist	16.50	30.00	43.50
Samuel D. Jimenez	16.50	30.00	43.50
Robert H. Muttera	16.50	30.00	43.50

The Short-Term Program established a set of financial metrics which were intended to drive performance. Each metric had a weight assigned within the Short-Term Program. These metrics included (i) performing loan growth, (ii) core deposit growth, (iii) net income available to common shareholders, (iv) return on average assets (“ROAA”), and (v) classified ratio.

An initial threshold of ROAA equal to 0.95 percent was required in order for any award to be paid out under the Short-Term Program. In addition, laddered ROAA thresholds in a range up to 1.06 percent were established to cap the maximum aggregate award earned and paid out under the Short-Term Program based on the level of ROAA performance achieved. The laddered ROAA thresholds were prorated and designed to ensure that an appropriate relationship existed between Company earnings and named executive officer incentives.

The table below summarizes the weighting, performance levels established for threshold, target and maximum, and actual performance achieved in 2018 for each metric.

Metric	Weight (%)	Threshold	Target	Maximum	Actual	Performance Achieved (% of Target)	Payout Earned (% of Target)
Performing Loan Growth[1]	25.00	$50,824,560	$67,766,080	$77,930,992	$68,068,757	100.45	100.00
Core Deposit Growth[2]	25.00	$57,492,337	$82,131,910	$94,451,697	$65,502,144	79.75	65.00
Net Income Available to Common Shareholders[3]	30.00	$11,419,631	$12,688,479	$14,591,751	$15,317,810	115.00	150.00
ROAA[4]	10.00	80% of peer median	100% of peer median	115% of peer median	92.85% of peer median	92.85	80.00
Classified Ratio[5]	10.00	</= 20%	</= 20%	</= 20%	13.54%	100.00	100.00
Overall Company Performance (prior to ROAA Cap)							104.25

Laddered ROAA Cap
ROAA		0.95%	1.01%	1.06%	1.19%
Maximum Aggregate Award Percentage		25.00%	100.00%	145.00%	145.00%

Overall Company Performance (after ROAA Cap)							104.25

1 Gross loans, less nonaccrual loans.

2 All non-maturing deposits.

3 Actual net income available to common shareholders reflects one-time adjustments for an uncertain tax position, tangible property review and cost segregation study, and acquisition expenses.

4 In 2018, the Company achieved ROAA of 1.19 percent; the median ROAA of the Peer Group was 1.28 percent.

5 Adversely classified assets divided by total capital.

The amount of incentive award paid to each named executive officer under the Short-Term Program was based on how well the Company met its targeted goals. Each metric had different thresholds and ranges and was calculated independently of other metrics to determine the total award. All awards under the Short-Term Program were subject to the discretion of the Executive Compensation Committee and the Board.

GAAP net income reported for 2018 included (i) the tax benefit from the reversal of an uncertain tax position, the details of which are discussed in the Company’s Form 10-K; (ii) benefits from accelerated tax deductions on the Company’s 2017 tax return supported by a tangible property review and a cost segregation study; (iii) the cost in 2018 of preparing the tangible property review and the cost segregation study; and (iv) various expenses incurred during 2018 associated with the acquisition of Merchants. The Executive Compensation Committee deemed that these four items should be excluded from the determination of the achievement of the 2018 performance target because (i) management should not benefit from reversal of an uncertain tax position associated with tax years prior to 2018; (ii) management should not benefit from accelerated tax deductions for tax year 2017; (iii) management should not be penalized for the cost to support accelerated tax deductions for tax year 2017; and (iv) management should not be penalized for the current period costs of pursuing a strategic objective (the acquisition of Merchants and its subsidiary, The Merchants National Bank of Sacramento) that was in the long-term best interests of the Company.

Actual 2018 Payouts under Short-Term Program

Named Executive Officer	Incentive Amount ($)	% of Salary	% of Target
Randall S. Eslick	160,545	36.49	104.25
James A. Sundquist	92,261	31.28	104.25
Samuel D. Jimenez	90,698	31.28	104.25
Robert H. Muttera	87,570	31.28	104.25

Long-Term Program

The Executive Compensation Committee has determined that restricted stock awards are the most effective form of equity-based compensation to reward named executive officers for their contributions to the Company’s long-term performance. Equity awards which increase in value as the Company’s stock price increases directly align named executive officers’ interests with shareholders’ interests to increase stock value over the long term. Equity-based awards under the Long-Term Program were made under the Company’s 2010 Equity Plan.

In 2017, the Executive Compensation Committee designed and adopted an updated Long-Term Program that went into effect beginning with the equity awards granted in January 2018 based on 2017 Company results. The updated Long-Term Program performance metrics eliminated overlap with the performance components in the Short-Term Program. Such performance components are summarized below.

The Long-Term Program was designed to reward the Company’s named executive officers for achieving financial and strategic goals that supported the long-term success and growth of the Company and that delivered shareholder value.

The Executive Compensation Committee approved a threshold, target and maximum payout as a percentage of the base salary earned during the incentive period for each named executive officer. These targets were based on competitive practices for each comparable position. The incentive target percentage represented the named executive officer’s incentive opportunity if the annual performance goals were achieved.

The table below reflects the approved award amounts that could have been earned by each eligible named executive officer (for 2017 Company performance and granted in 2018) under the Long-Term Program.

Named Executive Officer	Threshold (% of Salary)	Target (% of Salary)	Maximum (% of Salary)
Randall S. Eslick	0.00	35.00	42.00
James A. Sundquist	0.00	25.00	30.00
Samuel D. Jimenez	0.00	25.00	30.00
Robert H. Muttera	0.00	25.00	30.00

The Long-Term Program established a set of financial and non-financial metrics which were intended to drive performance. Each metric had a weight assigned within the Long-Term Program. These metrics and their weightings included (i) return on average equity (“ROAE”) at twenty-five percent; (ii) efficiency ratio at thirty-five percent; (iii) corporate governance at twenty percent; and (iv) other strategic objectives and initiatives at twenty percent.

The performance components for ROAE and efficiency ratio were measured against both the Company’s targeted metrics and the Company’s performance relative to the Peer Group. The Company’s ROAE performance had to be no less than the 40th percentile of the Peer Group, and the Company’s efficiency ratio performance had to be no less than the 20th percentile of the Peer Group. Performance below the specified Peer Group percentiles, depending on the specific circumstances, could have resulted in an award at less than target, including zero percent, and was at the Executive Compensation Committee’s discretion.

The performance component for corporate governance was measured by the implementation and functionality of the Company’s Enterprise Risk Management (“ERM”) model. The Executive Compensation Committee evaluated the performance of a “fully functional ERM framework” based on factors including risk appetite, risk statements, key risk indicators, and the information contained in monthly and quarterly summary reports to the Company’s Board.

The performance component for other strategic objectives and initiatives was measured by progress on, and completion of, quantitative and qualitative goals including, but not limited to, loan and core deposit growth, specified valuation metrics related to the Company’s stock, capital management, internal and external communication, strategic branding, and regulatory compliance and corporate governance.

The Long-Term Program structure allowed the Executive Compensation Committee to evaluate the named executive officers’ performance outside of the four performance metrics and either adjust the final equity award by increasing or decreasing the calculated award up to twenty percent or leave the calculated award unchanged. The Executive Compensation Committee utilized this multiplier component to exercise its judgement and discretion in determining potential payouts at, above, or below targeted levels. The Executive Compensation Committee had full discretion and authority to assess and determine performance at levels below eighty percent, to include a zero percent payout.

The equity incentive awards granted in 2018 to each named executive officer under the Long-Term Program were based on how well the Company met its targeted goals for 2017 performance. As indicated, each metric had weightings, thresholds and ranges and was calculated independently of other metrics to determine the total award. All awards under the Long-Term Program were subject to the discretion of the Executive Compensation Committee and the Board.

In 2017, the Company achieved an ROAE of 8.05 percent, which fell short of targeted performance of 8.33 percent and the 40th percentile of the Peer Group, which was 9.42 percent. Excluding the Company’s May 2017 capital raise, the Company would have achieved an ROAE of 9.47 percent, which would have exceeded both targeted performance and the 40th percentile of the Peer Group. The Executive Compensation Committee recognized that the capital raise would have a significant long-term positive effect on the Company’s future performance and that this reality warranted exercising discretion even though the capital raise had a negative effect on the Company’s ROAE during 2017. The Peer Group used as a comparison decreased from nineteen institutions when originally approved by the Executive Compensation Committee to fifteen institutions at the time of evaluation of 2017 performance as a result of mergers and acquisitions. For these reasons, the Executive Compensation Committee determined that the ROAE metric was achieved at target.

In 2017, the Company achieved an efficiency ratio of 67.78 percent, which exceeded targeted performance of 71.21 percent as well as the 20th percentile of the Peer Group, which was 69.81 percent. As a result, the Executive Compensating Committee determined that this metric was achieved at target.

The calculations for both ROAE and the efficiency ratio excluded a one-time adjustment to actual net income available to common shareholders for the payout of a death benefit under a Bank-Owned Life Insurance policy. The calculation of ROAE also included a one-time adjustment to actual net income available to common shareholders for the revaluation of deferred tax assets following the signing of the Tax Cuts and Job Act into law in December 2017.

The Executive Compensation Committee evaluated the metrics of corporate governance and other strategic objectives and initiatives and determined that targeted performance was achieved. The ERM framework was deemed to be fully functional based on satisfactory elements reported in quarterly reports to the Board. Other strategic objectives and initiatives were evaluated as follows: (i) loan and core deposit growth objectives were exceeded; (ii) progress was made on two-year targets of valuation metrics as compared to peer; (iii) a capital raise was successfully completed in May 2017; (iv) continual improvements were made to internal communication; and (v) regulatory ratings were satisfactory.

The Executive Compensation Committee evaluated overall performance of long-term objectives and chose not to utilize the multiplier component as all metrics were achieved at targeted expectations. The table below summarizes the actual awards granted to the named executive officers under the 2017 Long-Term Program.

2018 Grants under Long-Term Program

Named Executive Officer	Incentive Amount ($)	% of Salary	% of Target
Randall S. Eslick	145,245	35.00	100.00
James A. Sundquist	66,252	25.00	100.00
Samuel D. Jimenez	70,001	25.00	100.00
Robert H. Muttera	62,503	25.00	100.00

The 2018 restricted stock grants, based on 2017 performance and granted in January 2018, vest in three equal annual installments beginning on the first anniversary of the date of grant (the amounts of which are reflected in the section entitled “Grants of Plan-Based Awards”).

Perquisites and Other Benefits

The Executive Compensation Committee believes that offering certain perquisites helps in the operation of the business, as well as assisting the Company to recruit and retain key executive officers. In some cases, benefits including a club membership, an automobile allowance or the use of a bank-owned automobile are offered to named executive officers. The Company’s named executive officers may participate in the same benefit programs available to all employees. These programs include health, life and disability insurance and participation in a 401(k) plan.

Post-Retirement Arrangements

The Company has entered into employment agreements with its named executive officers which contain a change-in-control provision providing for certain payments following termination of employment. Redding Bank of Commerce has entered into individual Salary Continuation Agreements (commonly referred to as a Supplemental Executive Retirement Plan or “SERP”) with certain of its named executive officers which provide for payments that are fixed pursuant to the individual SERP and do not depend on years of credited service.

The terms of the respective employment agreement and SERP with each of the named executive officers are described in the section entitled “Post-Employment and Termination Benefits.”

Role and Relationship of the Compensation Consultant

The Executive Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Executive Compensation Committee has direct access to outside advisors and consultants throughout the year.

The Executive Compensation Committee has utilized the services of McLagan as an independent outside compensation consultant periodically since 2012. In September 2016, McLagan provided the Executive Compensation Committee with reports regarding market analyses of compensation of named executive officers and assisted the Executive Compensation Committee with establishing the Company’s Peer Group. In November 2017, McLagan provided the Executive Compensation Committee with a compensation review update that did not revise the Peer Group, but which updated information as to the asset size of the Peer Group members and provided updated market compensation information. In February 2018, McLagan assisted the Executive Compensation Committee in updating the Peer Group to reflect recent merger and acquisition activity and to broaden geographic location criteria while maintaining focus on the Western United States. This updated Peer Group was considered by the Executive Compensation Committee for awards made under the Company’s 2018 Short-Term and Long-Term Programs. During 2018, McLagan assisted the Executive Compensation Committee in connection with general compensation questions and issues.

McLagan’s services include conducting peer group analysis and benchmarking studies, establishing compensation guidelines, assisting with the design of incentive programs, and providing insight on emerging regulations and best practices. McLagan was engaged directly by and reports directly to the Executive Compensation Committee.

The Executive Compensation Committee considered the independence of McLagan in light of NASDAQ listing standards and SEC regulations. The Executive Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and the senior advisors involved in the engagement, which considered the following factors: (i) other services provided to the Company by McLagan; (ii) fees paid by the Company as a percentage of Aon’s total revenue; (iii) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisors and a member of the Executive Compensation Committee; (v) any Company stock owned by the senior advisors; and (vi) any business or personal relationships between the Company’s executive officers and the senior advisors. The Executive Compensation Committee discussed these considerations and concluded that the work performed by McLagan and the senior advisors involved in the engagement did not raise any conflict of interest.

Commitment to Quality Governance

The Executive Compensation Committee has adopted the following procedures intended to ensure quality governance of the Company’s “pay for performance” philosophy:

●	Only independent members of the Board may serve on the Executive Compensation Committee;
●

The Executive Compensation Committee meets on a regular basis as needed throughout the year. Generally, the Executive Compensation Committee will review year-to-date financial performance versus budget, named executive officer stock ownership levels, each named executive officer’s target total compensation for the year and other topics as appropriate;

●

At least once a year, the Executive Compensation Committee reviews each named executive officer’s total compensation package, including base salary, cash and stock incentive awards, qualified and nonqualified retirement plans, deferred compensation benefit packages, and perquisites, and compares it to the Peer Group;

●	The Executive Compensation Committee utilizes independent compensation consultant reports to assist in the analysis of compensation packages;
●

The Executive Compensation Committee charter provides that changes to the compensation policies and programs applicable to the Company’s named executive officers are submitted to the full Board for approval;

●

At least once a year, the Executive Compensation Committee reviews and reassesses its charter and recommends any proposed changes to the Board for approval. The Executive Compensation Committee also conducts an annual evaluation of its own performance, comparing its performance with the requirements of its charter; and

●

The Executive Compensation Committee reports on its meetings to the full Board. Additionally, the Executive Compensation Committee reports to the full Board the results of its evaluation of its own performance.

Clawback Policy

The Board has adopted a Clawback Policy providing for the recovery of incentive compensation in certain circumstances. Under the Clawback Policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, and the Board determines that the misconduct of any person who was an executive officer at the time of the misconduct contributed to the requirement to restate the Company’s financial statements, the Company will recover compensation from any such current or former executive officer who received incentive compensation (including equity-based compensation) during the one-year period preceding the date of the restatement, in excess of what would have been paid to the executive absent the erroneous data.

Anti-Hedging Policy

The Board has adopted an Anti-Hedging Policy that prohibits the Company’s directors, officers and employees from engaging in a “hedging transaction,” which is generally a transaction that would have the economic effect of establishing a downside price protection in connection with Common Stock owned by such person. This type of transaction may create the appearance that the person’s interests generally are not aligned with those of the Company’s shareholders, to the extent that it is designed to hedge or offset against any decrease in the market value of Common Stock.

Anti-Pledging and Margin Account Policy

The Board has adopted an Anti-Pledging and Margin Account Policy that prohibits the Company’s directors and executive officers from pledging Common Stock as collateral or from holding Common Stock in a margin account. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to make a margin call, and any such margin sale may occur at a time when the pledgor is aware of material nonpublic information. None of the Company’s directors or executive officers pledge the Company’s Common Stock or hold the Company’s Common Stock in a margin account.

Stock Ownership and Retention Guidelines

The Board has approved stock ownership and retention guidelines for its directors and executive officers which are intended to help closely align the financial interests of such persons with those of the Company’s shareholders. Within five years after appointment or election to the Board or five years from December 20, 2016, the date the policy was adopted, whichever is later, each director is expected to acquire and retain shares of Common Stock having a market value of at least five times his or her annual cash retainer (as defined in the policy and exclusive of chairperson retainers and committee per-meeting fees). All directors have met the guideline.

Similarly, executive officers who are required to file reports pursuant to Section 16 of the Exchange Act are expected, within five years of appointment or five years from December 20, 2016, the date the policy was adopted, whichever is later, to acquire and retain Common Stock having a market value equal to at least two times his or her annual base salary. All executive officers have met the guideline or are on track to meet the guideline within the required timeframe.

Unless a director or executive officer has achieved the applicable guideline level of share ownership, he or she is required to retain an amount equal to fifty percent of the net shares received as a result of the exercise, vesting or payment of any Company equity awards granted to him or her. A director or executive officer must continue to retain such shares for as long as the director or executive officer is subject to the guidelines.

Summary Compensation Table

SEC regulations require disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers for each of the Company’s last three completed fiscal years. The following table sets forth such summary information for the Company’s principal executive officer, principal financial officer and the Company’s other two executive officers. The Company has only four executive officers who perform a policy-making function for the Company.

Name and Principal Position	Year	Salary ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Randall S. Eslick,	2018	440,000	145,245	160,545	119,950	28,765	894,505
President and Chief	2017	415,000	134,137	130,725	116,761	22,002	818,625
Executive Officer	2016	365,000	98,681	134,138	106,386	23,216	727,421

James A. Sundquist,	2018	295,000	66,252	92,261	0	16,793	470,306
Executive Vice	2017	265,000	63,003	71,550	0	15,329	414,882
President and Chief Financial Officer	2016	240,000	49,781	75,600	0	18,124	383,505

Samuel D. Jimenez,	2018	290,000	70,001	90,698	45,378	27,425	523,502
Executive Vice	2017	280,000	72,189	75,600	44,055	27,482	499,326
President and Chief Operating Officer	2016	275,000	58,631	86,625	39,008	26,648	485,912

Robert H. Muttera,	2018	280,000	62,503	87,570	143,838	26,995	600,906
Executive Vice	2017	250,000	63,003	67,500	133,530	27,087	541,120
President and Chief Credit Officer	2016	240,000	49,781	75,600	119,440	27,306	512,127

Details of “All Other Compensation” in the Summary Compensation Table

Name	Automobile Allowance ($)[6]	Club Membership ($)[7]	Supplemental Long-Term Disability Policy ($)	401(k) Plan Match ($)	Total ($)
Randall S. Eslick	6,958	6,215	4,592	11,000	28,765
James A. Sundquist	5,793	0	0	11,000	16,793
Samuel D. Jimenez	11,700	4,725	0	11,000	27,425
Robert H. Muttera	6,181	9,814	0	11,000	26,995

Equity Incentive Plan

The 2010 Equity Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and restricted stock units. All eligible employees and directors may participate in the 2010 Equity Plan. As of December 31, 2018, 97,400 stock options were outstanding, 66,768 unvested restricted shares were outstanding, and 151,699 shares remained available for future awards.

1 Base salaries include 401(k) contributions made by the named executive officers in the aggregate of $97,500 during 2018. Mr. Eslick contributed $24,000 to his 401(k) plan account. Each of Messrs. Sundquist, Jimenez and Muttera contributed $24,500 to his respective 401(k) plan account.

2 Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of equity incentive compensation earned under the Company’s Long-Term Program for performance during the prior year. The material terms of the Long-Term Program are described in the section entitled “Long-Term Program.” The stock underlying such awards was issued in January of the respective year.

3 Amounts represent cash incentive compensation earned under the Company’s Short-Term Program, the material terms of which are described in the section entitled “Short-Term Program,” for the respective years and paid in January of the following year.

4 Amounts represent contributions by the Company and interest earned on segregated accounts under the named executive officer’s SERP, the material terms of which are described in the section entitled “Post-Employment and Termination Benefits.”

5 Amounts are detailed in the table captioned “Details of “All Other Compensation” in the Summary Compensation Table.”

6 Represents an automobile allowance or an automobile for business use. The officers may have derived some personal benefit from the use of such automobiles.

7 Represents club membership fees and expenses to entertain customers. The officers may have derived some personal benefit from the use of such membership.

Grants of Plan-Based Awards

The following table presents certain information with respect to incentive awards granted to the named executive officers in 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity ncentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units[2]	Grant Date Fair Value of Stock Awards
		Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Randall S. Eslick	1/25/2018	84,700	154,000	223,300	12,630	145,245

James A. Sundquist	1/25/2018	48,675	88,500	128,325	5,761	66,252

Samuel D. Jimenez	1/25/2018	47,850	87,000	126,150	6,087	70,001

Robert H. Muttera	1/25/2018	46,200	84,000	121,800	5,435	62,503

Outstanding Equity Awards at Fiscal Year End

The following table presents certain information concerning the outstanding equity awards held as of December 31, 2018 by each named executive officer of the Company.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Randall S. Eslick	20,000	0	4.05	3/01/2022
					8,898[3]	97,522
					12,630[4]	138,425

James A. Sundquist	0	4,000[5]	5.83	1/15/2025
					4,179[3]	45,802
					5,761[4]	63,141

Samuel D. Jimenez					4,788[3]	52,476
					6,087[4]	66,714

Robert H. Muttera	20,000	0	6.39	1/17/2024
					4,179[3]	45,802
					5,435[4]	59,568

1 Potential cash payouts in 2019 under the Short-Term Program based on performance in 2018. Actual payouts are shown under “Non-Equity Incentive Plan Compensation” in the section entitled “Summary Compensation Table.”

2 Restricted shares awarded in January 2018 under the Long-Term Program based on performance in 2017. Restricted shares vest in three equal annual installments over a three-year period beginning January 25, 2019 with shares becoming fully vested on January 25, 2021.

3 Represents the unvested portion of the restricted stock awards granted January 26, 2017, which shares vest in three equal annual installments over a three-year period beginning January 26, 2018 with shares becoming fully vested on January 26, 2020.

4 Represents the unvested portion of the restricted stock awards granted January 25, 2018, which shares vest in three equal annual installments over a three-year period beginning January 25, 2019 with shares becoming fully vested on January 25, 2021.

5 Options vest twenty percent annually beginning January 15, 2015 with shares becoming fully vested January 15, 2019. Vested options subject to this award were exercised on January 15, 2019.

Option Exercises and Stock Vested

The following table presents certain information concerning the exercise of options by and the vesting of restricted stock held by each named executive officer during the fiscal year ended December 31, 2018, including the value realized on exercise and the value of the stock awards on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randall S. Eslick	2,000	12,300	10,179	116,614
James A. Sundquist	16,000	89,120	4,980	57,061
Samuel D. Jimenez	0	0	5,799	66,449
Robert H. Muttera	0	0	4,980	57,061

Pension Benefits

The following table illustrates the approximate annual retirement income that may become payable to a named executive officer assuming benefits commence at age sixty-five for both of Messrs. Eslick and Jimenez and age sixty-seven for Mr. Muttera. The benefits for Messrs. Eslick, Jimenez and Muttera are payable over a period of ten years. Mr. Sundquist does not have a separate agreement providing retirement benefits.

Name	Plan Name[1]	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randall S. Eslick	SERP	13	763,005	0
James A. Sundquist	N/A	N/A	N/A	N/A
Samuel D. Jimenez	SERP	10	282,081	0
Robert H. Muttera	SERP	5	604,162	0

Nonqualified Deferred Compensation

As noted in the section entitled “DIRECTOR COMPENSATION,” directors may participate in the 2013 Directors DCP; however, no such plan or benefit exists for named executive officers.

Post-Employment and Termination Benefits

The post-employment and termination arrangements currently in place for the named executive officers are described below. The amounts are based on the maximum amounts that could be paid under these arrangements.

Salary Continuation Agreements (Supplemental Executive Retirement Plan or SERP)

The Redding Bank of Commerce board of directors has approved a SERP for certain named executive officers. In general, the SERPs provide a nonqualified benefit to named executive officers, and through the SERPs, the Company agrees to provide specified benefits in the future to named executive officers who meet certain criteria and contribute materially to the continued growth, development and business success of Redding Bank of Commerce.

The terms and payments under the SERP are determined by individual agreements with the named executive officers and are not based on years of credited service. In order to receive the benefits under his SERP, each named executive officer must meet the applicable criteria. Benefits under the SERP generally include income payable commencing upon a qualifying termination of employment and a death benefit for the participants’ designated beneficiaries.

1 The terms of the SERP are described in the section entitled “Salary Continuation Agreements (Supplemental Executive Retirement Plan or SERP).”

The SERPs provide for five general classes of benefits for the named executive officers, and the Executive Compensation Committee acts as administrator of the plan. Mr. Sundquist does not have a SERP and therefore is not included in the discussion below.

(1)

Normal Retirement Benefit. The normal retirement benefit is calculated to provide a target annual benefit of up to seventy-five percent of the named executive officer’s compensation at the time of retirement, which is age sixty-five in the case of Messrs. Eslick and Jimenez and age sixty-seven in the case of Mr. Muttera, and will be paid in twelve equal monthly installments following termination of employment for a period of ten years.

(2)

Early Termination Benefit. The early termination benefit is the accrual balance, as such term is defined in the SERP, determined as of the end of the plan year preceding termination of employment and will be paid in 120 equal monthly installments following termination of employment.

(3)

Disability Benefit. The disability benefit is the accrual balance, as such term is defined in the SERP, determined as of the end of the plan year preceding termination of employment and will be paid in 120 equal monthly installments following termination of employment.

(4)

Death Benefit. The death during active service benefit is the normal retirement benefit and is paid in twelve equal monthly installments following the named executive officer’s death for a period of ten years. Should a named executive officer (i) die after benefits have commenced under the SERP but before receiving all such distributions or (ii) die prior to the date benefits would commence, any remaining benefits will be distributed to the named executive officer’s beneficiary in the same manner as such benefits would have been distributed to the named executive officer.

(5)

Change-in-Control Benefit. In the event there is a change in control followed within twenty-four months by a termination of employment, the Company will pay the accrual balance, as such term is defined in the SERP, determined as of the end of the plan year preceding termination of employment in 120 equal monthly installments commencing after normal retirement age.

Potential Payments upon Termination or Change in Control

The following table shows the maximum amounts that would have been payable to each named executive officer in 2018 under his respective agreement(s). The information is based on each named executive officer’s compensation at December 31, 2018 and assumes the triggering event occurred on December 31, 2018.

Randall S. Eslick	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In- Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	18,333	440,000	110,000	110,000	880,000	18,333	18,333
Health and Welfare Benefits	1,151	33,464	33,464	33,464	0	1,151	1,151
Benefits Payable under SERP	0	643,055	1,500,000	643,055	643,055	1,500,000	643,055
Accrued Vacation	8,428	8,428	8,428	8,428	8,428	8,428	8,428
Restricted Stock – Accelerated Vesting	0	0	0	0	235,947	0	0
Short-Term Program	0	141,803	35,451	35,451	283,605	0	0
Total	27,912	1,266,750	1,687,343	830,398	2,051,035	1,527,912	670,967

James A. Sundquist	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In- Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	12,292	295,000	73,750	73,750	590,000	12,292	12,292
Health and Welfare Benefits	577	12,434	12,434	12,434	0	577	577
Accrued Vacation	37,977	37,977	37,977	37,977	37,977	37,977	37,977
Restricted Stock – Accelerated Vesting	0	0	0	0	108,942	0	0
Stock Options – Accelerated Vesting[1]	0	0	0	0	20,520	0	0
Short-Term Program	0	79,804	19,951	19,951	79,804	0	0
Total	50,846	425,215	144,112	144,112	837,243	50,846	50,846

Samuel D. Jimenez	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In- Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	12,083	290,000	72,500	72,500	580,000	12,083	12,083
Health and Welfare Benefits	1,569	37,300	37,300	37,300	0	1,569	1,569
Benefits Payable under SERP	0	236,703	1,250,000	236,703	236,703	1,250,000	236,703
Accrued Vacation	8,941	8,941	8,941	8,941	8,941	8,941	8,941
Restricted Stock – Accelerated Vesting	0	0	0	0	119,190	0	0
Short-Term Program	0	84,308	21,077	21,077	84,308	0	0
Total	22,593	657,252	1,389,818	376,521	1,029,142	1,272,593	259,296
Robert H. Muttera	Termination by Company for Cause ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In- Control Termination by Company without Cause or by Executive for Good Reason ($)	Retirement ($)	Early Retirement ($)
Base Salary / Employment Agreement	11,667	280,000	70,000	70,000	560,000	11,667	11,667
Health and Welfare Benefits	18	656	656	656	0	18	18
Benefits Payable under SERP	0	460,324	1,000,000	460,324	460,324	1,000,000	460,324
Accrued Vacation	10,200	10,200	10,200	10,200	10,200	10,200	10,200
Restricted Stock – Accelerated Vesting	0	0	0	0	105,369	0	0
Short-Term Program	0	76,890	19,223	19,223	76,890	0	0
Total	21,885	828,070	1,100,079	560,403	1,212,783	1,021,885	482,209

1 Reflects with respect to accelerated options the difference between the option exercise price and the fair market value of the underlying shares of Common Stock.

2018 Named Executive Officer Employment Agreements

The Company has entered into separate employment agreements with each of its named executive officers. A summary of the agreements is set forth below.

Randall S. Eslick Employment Agreement. Mr. Eslick serves as President and Chief Executive Officer. His employment agreement, effective January 6, 2017, is for a term of three years and automatically extends for a one-year period, subject to prior termination as provided within the agreement. The employment agreement provides that in the event of termination for specified reasons, Mr. Eslick will receive an amount equal to one quarter of his then-current total compensation package (defined as current annual base salary plus the average of the annual bonus paid to Mr. Eslick during the preceding three calendar years) plus any accrued incentive awards and accrued but unused vacation as of the date of termination, all calculated as of the date of his termination, payable in one lump sum. If Mr. Eslick is terminated other than for those specified reasons, he will receive an amount equal to one times his then-current total compensation package plus any accrued incentive awards and accrued but unused vacation as of the date of termination, all calculated as of the date of his termination, payable in one lump sum. In either case, Mr. Eslick will receive a lump-sum payment in an amount equal to the amount necessary to pay Mr. Eslick’s COBRA premiums for continuation of group health insurance coverage for eighteen months. The employment agreement also provides that in the event of a change in control (as defined therein) pursuant to which Mr. Eslick’s employment is terminated, Mr. Eslick is entitled to severance pay equal to two times his total compensation package. In the event of termination, other than a change in control, Mr. Eslick is prohibited from soliciting Redding Bank of Commerce’s customers or clients for a period of one year.

James A. Sundquist Employment Agreement. Mr. Sundquist serves as Executive Vice President and Chief Financial Officer. The material terms of Mr. Sundquist’s employment agreement are identical to those of Mr. Eslick except for termination benefits related to a change in control (as defined in Mr. Sundquist’s employment agreement). In the event of a change in control pursuant to which Mr. Sundquist’s employment is terminated, Mr. Sundquist is entitled to severance pay equal to two years’ salary at the rate being paid to Mr. Sundquist as of the date of his termination plus an amount equal to one times the average of the annual bonus paid to Mr. Sundquist for the preceding three calendar years.

Samuel D. Jimenez Employment Agreement. Mr. Jimenez serves as Executive Vice President and Chief Operating Officer. The material terms of Mr. Jimenez’s employment agreement are identical to those of Mr. Sundquist.

Robert H. Muttera Employment Agreement. Mr. Muttera serves as Executive Vice President and Chief Credit Officer. The material terms of Mr. Muttera’s employment agreement are identical to those of Mr. Sundquist.

Compensation Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information for 2018:

●	The median of the annual total compensation of all Company employees (other than Mr. Eslick, the President and Chief Executive Officer), was $56,228; and
●	The annual total compensation of Mr. Eslick was $894,505.

Based on this information, the ratio for 2018 of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all employees is 16 to 1.

The Company completed the following steps to identify the median of the annual total compensation of all Company employees (other than the Chief Executive Officer) and to determine the annual total compensation of the Company’s median employee and Chief Executive Officer:

●	On December 31, 2018, the Company’s employee population consisted of approximately 202 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.

●

To find the median of the annual total compensation of all Company employees (other than the Chief Executive Officer), the Company identified the median employee by examining the 2018 annual total compensation for all individuals, excluding the Chief Executive Officer, who were employed by the Company on December 31, 2018. In making this determination, the Company annualized compensation of full-time and part-time permanent employees who were employed on December 31, 2018 but who did not work for the Company the entire year. No full-time equivalent adjustments were made for part-time employees.

●	The Company identified the median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation.
●

After identifying the median employee, the Company added together all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $56,228.

With respect to the annual total compensation of the Company’s Chief Executive Officer, the Company used the amount reported in the “Total” column of the 2018 Summary Compensation Table, which is also in accordance with the requirements of Item 402(c)(2)(x).

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Executive Compensation Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Executive Compensation Committee of the Board reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the Executive Compensation Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and the 2018 Annual Report on Form 10-K.

In addition, the Executive Compensation Committee determined that no general employee compensation plan linked the potential for any material payout to the Company’s reported earnings, and so no such plan could reasonably be viewed as encouraging the manipulation of reported earnings to enhance the compensation of any employee.

Members of the Executive Compensation Committee

Jon W. Halfhide, Chairman

Orin N. Bennett

Gary R. Burks

Lyle L. Tullis

REPORT OF THE AUDIT AND QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Audit Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Audit Committee consists of the directors listed below. The Board has determined that the members of the Audit Committee meet the independence requirements as defined under the NASDAQ listing standards and SEC regulations.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing the Company’s financial reporting processes on behalf of the Board. With respect to fiscal year 2018, the Audit Committee has:

(1)

Reviewed and discussed the audited consolidated financial statements with management, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

(2)	Discussed with the independent accountants the matters required to be discussed by AS 1301 (Communication with Audit Committees);
(3)

Received from Moss Adams LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with Moss Adams LLP that firm’s independence;

(4)	Discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits; and
(5)

Met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to in items (1) through (5), the Audit Committee has recommended to the Company’s Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

All fees paid to Moss Adams LLP during 2018 were pre-approved by the Audit Committee.

Members of the Audit and Qualified Legal Compliance Committee

Karl L. Silberstein, Chairman1

Gary R. Burks

Jon W. Halfhide

Terence J. Street

Lyle L. Tullis

Fees Paid to Independent Registered Public Accounting Firm

Moss Adams LLP was selected by the Company to serve as the Company’s independent registered public accounting firm for the 2018 fiscal year, and the shareholders of the Company ratified the selection at the 2018 annual meeting of shareholders in May 2018. The Company has selected Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year, and the shareholders of the Company are being asked to ratify the selection at the 2019 Annual Meeting.

A representative from Moss Adams LLP is expected to attend the 2019 Annual Meeting and will be available to answer questions, although the representative is not likely to make a formal statement.

The following table sets forth the aggregate fees charged to the Company by Moss Adams LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2018 and 2017 fiscal years and for other services rendered during the 2018 and 2017 fiscal years.

Fee Category	Fiscal 2018 ($)	% of Total	Fiscal 2017[2] ($)	% of Total
Audit Fees	373,707	88.60	354,083	84.64
Audit-Related Fees	31,782	7.53	60,726	14.52
Tax Fees	0	0.00	0	0.00
All Other Fees	16,342	3.87	3,529	0.84
Total Fees	421,831	100.00	418,338	100.00

1 Mr. Silberstein assumed the duties of Audit Committee Chairman upon the retirement of Mr. Scott on March 20, 2018.

2 Includes reclassifications and additional fees billed to the Company for 2017 services after the 2018 proxy statement was published.

Audit Fees. Consists of fees billed to the Company for professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s annual reports on Form 10-K, review of financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, and out-of-pocket expenses related to such professional services.

Audit-Related Fees. Consists of fees for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and which were not reported under Audit Fees. This category includes fees for services provided in connection with Form S-3 and Form S-4 registration statements filed with the SEC.

Tax Fees. Consists of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for products and services other than those already reported. The fees for 2017 include a subscription to an accounting research tool facilitated through Moss Adams LLP. The fees for 2018 include procedures performed related to the adoption of new accounting pronouncements and a subscription to an accounting research tool facilitated through Moss Adams LLP.

In considering the nature of the services provided by Moss Adams LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Moss Adams LLP and Company management to determine that the services are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by standards of the Public Company Accounting Oversight Board.

In discharging its oversight responsibility with respect to the audit process, the Audit Committee of the Board (i) obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Rule 3526, “Communication with Audit Committees Concerning Independence”; (ii) discussed with the accountants any relationships that may impact their objectivity and independence; and (iii) satisfied itself as to the accountants’ independence. The Audit Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls and the outsourced audit functions, responsibilities, budgeting and staffing. The Audit Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under the Audit Committee’s charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm. The Audit Committee may pre-approve a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.

PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 1: Election of Directors.

In accordance with the Company’s articles and bylaws, the Board has set the number of directors for election to the Board at the 2019 Annual Meeting at ten and has nominated the persons identified in the section entitled “INFORMATION ABOUT THE DIRECTOR NOMINEES” for election at the Annual Meeting. If you elect the nominees presented, they will hold office until the election of their successors at the annual meeting in 2020 or until their earlier resignation.

The Company knows of no reason why any nominee listed in the section entitled “INFORMATION ABOUT THE DIRECTOR NOMINEES” may be unable to serve as a director. If any nominee is unable to serve, your proxy holder may vote for another nominee proposed by the Board.

The Board recommends a vote FOR ALL with respect to the election of the director nominees.

Proposal 2: Ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019.

If the shareholders do not approve the selection of Moss Adams LLP by a majority of the shares voting on the proposal, the Audit Committee will reconsider its selection.

The Board recommends a vote FOR the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019.

Proposal 3: Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

In accordance with Section 14A of the Exchange Act, the Company is required to submit to its shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is not binding on the Board and will not be construed as overruling a decision by the Board, nor will the vote create or imply any additional fiduciary duty by the Board. However, the Executive Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board recommends a vote FOR the adoption of the non-binding advisory resolution approving compensation of the Company’s named executive officers.

Proposal 4: Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote to approve the compensation of the Company’s named executive officers.

Section 14A of the Exchange Act, which requires the advisory say-on-pay vote (see Proposal 3), also requires that shareholders be asked to vote in a non-binding advisory capacity on the frequency of say-on-pay votes. Pursuant to this requirement, the frequency vote must be held at least once every six years (2013, 2019, and anticipated for 2025). Accordingly, the Company is providing shareholders the opportunity to recommend the frequency of future say-on-pay votes.

Shareholders may cast their votes on their preferred voting frequency by choosing the option of one year, two years, three years or by abstaining from voting.

The Board values and encourages constructive dialogue on executive compensation and other important corporate governance topics with shareholders because it is the shareholders to whom the Board is ultimately accountable. After careful consideration, the Board has concluded that providing shareholders with an advisory resolution on executive compensation every year will enhance shareholder communication and promote transparency by providing another avenue to obtain information on shareholder sentiment about its executive compensation philosophy, policies, and procedures. Accordingly, the Board has determined to recommend an every “1 year” advisory vote on executive compensation.

Because this vote is advisory, it will not be binding upon the Board. However, the Board values the opinions that shareholders express in their votes and will take into account the outcome of the vote in determining the frequency of future advisory votes on executive compensation. Such decision will be disclosed in a Form 8-K that will be filed with the SEC following the annual meeting.

On this matter, abstentions and broker non-votes will have no effect on the vote.

The Board recommends a vote to conduct future advisory votes on executive compensation every “1 year.” The shareholder vote is to choose the frequency of the vote (one, two or three years) on an advisory basis, not to approve or disapprove the Board’s recommendation.

Proposal 5: Vote to approve the 2019 Equity Incentive Plan.

The Board adopted the Bank of Commerce Holdings 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) on March 26, 2019. The 2019 Equity Incentive Plan is subject to shareholder approval at this Annual Meeting. If approved, the 2019 Equity Incentive Plan will become effective as of the date of the Annual Meeting and will serve as successor to the Company’s 2010 Equity Plan (the “Prior Plan”), which would otherwise expire in January 2020, prior to the annual shareholder meeting in 2020. Below is a summary of the principal provisions of the 2019 Equity Incentive Plan and its operation. A copy of the 2019 Equity Incentive Plan is set forth in full in APPENDIX A to this Proxy Statement, and the following description of the 2019 Equity Incentive Plan is qualified in its entirety by reference to APPENDIX A.

Purposes and Effects of the 2019 Equity Incentive Plan

The Company has historically maintained an equity compensation program for the benefit of its employees and directors. The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to the Company’s success, to encourage ownership of the Company’s Common Stock by employees and directors, and to promote success by providing both rewards for exceptional service and long-term incentives for future contributions to the Company.

The Board has adopted the 2019 Equity Incentive Plan as the vehicle for making future awards of stock-based incentive compensation to eligible employees and directors of the Company and its affiliates.

As noted above, the 2019 Equity Incentive Plan will serve as successor to the Prior Plan. As of March 15, 2019, there were 114,009 shares available for future awards under the Prior Plan. If the 2019 Equity Incentive Plan is approved, any remaining options and equity awards under the Prior Plan will remain outstanding until exercised or terminated and will be governed by the terms of the Prior Plan. However, no new awards will be granted under the Prior Plan, and the 2019 Equity Incentive Plan will be used thereafter.

Vote Required and Board Recommendation

The proposal must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and voting on the proposal, provided that the number of affirmative votes also constitutes at least a majority of the shares required for a quorum. Abstentions and broker non-votes may have an effect on the outcome of the vote.

The Board recommends a vote FOR the approval of the 2019 Equity Incentive Plan.

Summary of the 2019 Equity Incentive Plan

Administration. The 2019 Equity Incentive Plan will be administered by the Board unless and until the Board delegates administration to a committee (the body administering the 2019 Equity Incentive Plan, whether the full Board or a committee, is referred to as the “Committee”). If administration is delegated to a committee, the committee shall consist of two or more members who are non-employee directors of the Company, each of whom satisfies the applicable independence criteria of the stock exchange or quotation system on which the Company’s Common Stock may then be listed or quoted and is a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act.

Eligibility. Employees of the Company and any affiliate (including employees who may also be directors of the Company or an affiliate) and non-employee directors are eligible to receive awards under the 2019 Equity Incentive Plan as determined by the Committee in its discretion. Such persons are referred to as “Participants.” As of March 15, 2019, nine non-employee directors, four executive officers, and approximately ten other employees will be eligible to receive awards under the 2019 Equity Incentive Plan.

Stock Available for Issuance under the 2019 Equity Incentive Plan. A maximum of 500,000 shares of Common Stock may be made the subject of awards under the 2019 Equity Incentive Plan. This amount will be adjusted in the event of certain changes in the capitalization of the Company.

If an award is canceled or expires for any reason prior to having been fully vested or exercised, or is exchanged for another award, or is otherwise forfeited, all shares covered by such award will be added back to the number of shares available for future awards. The shares subject to awards that are payable or settled solely for cash also will not reduce the number of shares available for future awards. In no event will any of the following shares again become available for other awards: (i) shares tendered or withheld in respect of taxes; (ii) shares tendered or withheld to pay the exercise price of options; (iii) shares repurchased by the Company from the Participant with the proceeds from the exercise of options; and (iv) the total number of shares underlying exercised stock appreciation rights, not just the net number of shares issued.

The 500,000 shares that will be authorized for issuance under the 2019 Equity Incentive Plan represent approximately 2.76 percent of the Company’s Common Stock outstanding and entitled to vote as of the Record Date.

The 2019 Equity Incentive Plan is separate from the Prior Plan, and the adoption of the 2019 Equity Incentive Plan neither affects nor is affected by the Prior Plan, except that no further awards will be granted under the Prior Plan after the effective date of the 2019 Equity Incentive Plan. The closing sale price of the Company’s Common Stock on March 15, 2019, was $11.07 per share.

Duration of the 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan will terminate five years after its effective date or, if earlier, when all awards have been granted covering all available shares or the 2019 Equity Incentive Plan is otherwise terminated by the Board. Termination of the 2019 Equity Incentive Plan will not affect outstanding awards.

Description of Awards under the 2019 Equity Incentive Plan. The Committee may make awards to eligible Participants of incentive stock options (“ISOs”), non-qualified stock options (“Nonqualified Options”), stock appreciation rights (“SARs”), restricted shares (“Restricted Shares”), and restricted share units (“Restricted Units”). The general terms of such awards are summarized below. Each award will be evidenced by a written agreement between the Company and the Participant with such terms and conditions as are approved by the Committee in its discretion, subject to the provisions of the 2019 Equity Incentive Plan.

Stock Options. Options granted under the 2019 Equity Incentive Plan provide Participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs or Nonqualified Options. Each award agreement will state the option exercise price per share of Common Stock purchasable under the option, which may not be less than 100 percent of the fair market value of a share on the date of grant for all options. The applicable award agreement will specify when the option becomes exercisable, which may be in full or graduated amounts based on continuation of employment over a specified period, satisfaction of performance goals, or other criteria. No option may be exercised after the expiration of its term, which may not be longer than ten years from the date of grant. In no event may options for more than 50,000 shares be granted to any individual during any calendar year. The Committee will determine the terms of each ISO or Nonqualified Option at the time of grant.

Special rules apply for ISOs. The terms of ISOs and the applicable award agreement must conform to the statutory and regulatory requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”). ISOs may only be granted to employees of the Company or its subsidiaries. The maximum number of shares as to which ISOs may be granted under the 2019 Equity Incentive Plan is 300,000.

SARs. A SAR is an award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price on the date of grant of the SAR, multiplied by the number of shares as to which the SAR is being exercised. The base price may not be less than 100 percent of the fair market value of a share on the date of grant. Upon the exercise of a SAR, payment may be made in cash, shares of Common Stock, or in any combination of the foregoing as the Committee may determine. No stock appreciation right may be exercised after the expiration of its term, which may not be longer than ten years from the date of grant. The maximum number of shares with respect to which SARs may be granted to any individual during any calendar year is 50,000.

Restricted Shares. A Restricted Share is an award of shares to a Participant that is subject to such terms and conditions as the Committee deems appropriate, including, for example, completing a specified number of years of service or attaining specified performance goals. No cash or other consideration need be paid for shares subject to an award of Restricted Shares. Any portion of an award of Restricted Shares that is not vested because the specified conditions were not met is forfeited.

Restricted Units. Restricted Units are units (with each unit having a value equivalent to one share) granted to a Participant on such terms as the Committee may determine, including, for example, a requirement that the Participant forfeit such Restricted Units upon termination of employment (or service as a non-employee director) for specified reasons, or other conditions such as failure to achieve specified performance goals. Upon vesting of an award of Restricted Units, the Participant is entitled to receive a payment in an amount equal to the aggregate fair market value of the shares covered by such Restricted Units at the end of the applicable restriction period. Payment made be made in cash, in installments, or in unrestricted shares equal to the number of Restricted Units or in any other manner as determined by the Committee.

Limits on Restricted Awards. The maximum number of shares that may be granted as Restricted Shares and Restricted Units combined during any calendar year is 100,000, and the maximum number of shares subject to such awards that may be granted to a single Participant in a single calendar year is 50,000.

Provisions Governing All Awards

All awards under the 2019 Equity Incentive Plan are subject to the following provisions:

Minimum Vesting Period. Other than upon the death or disability of a Participant if the Committee so determines, and except in certain circumstances in connection with a change in control as described below, no award may vest in whole or in part prior to the first anniversary of the grant of such award.

Performance Goals. If an award is intended to be performance based, the Committee will establish performance goals for specific performance periods on the basis of such criteria as the Committee may select, such as performance criteria for the Company, a Participant’s individual performance, or a combination of both. Performance goals may be objective or subjective.

No Repricing. No options or SARs may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company’s capitalization or similar event), if the effect would be to reduce the exercise or base price for the shares underlying the award.

Rights as Shareholders. No Participant will have any rights of a shareholder with respect to shares subject to an award until such shares are issued in the name of the Participant, including the right to receive cash dividends or dividend equivalents. Participants will have no voting rights or rights to receive cash dividends with respect to Restricted Shares prior to vesting.

Termination of Employment. The terms and conditions under which an award may be exercised, if at all, after a Participant’s termination of employment or service as a non-employee director will be determined by the Committee and specified in the applicable award agreement.

Nontransferability of Awards. Unless otherwise determined by the Committee with regard to transfers for no consideration, awards granted under the 2019 Equity Incentive Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the Participant’s lifetime only by the Participant.

Clawback and Recovery. All compensation pursuant to awards granted under the 2019 Equity Incentive Plan are subject to recoupment under the Company’s clawback policy described in the section entitled “Clawback Policy,” as well as any future policies that may be adopted by the Company.

Change in Control. Unless otherwise specified in an award agreement, upon a change in control of the Company, all outstanding awards will vest effective on the earliest date on which such an event occurs or is consummated (or the Company becomes aware of such occurrence), except with respect to awards that are contingent on the attainment of specified performance goals. Awards subject to performance goals will be deemed to be earned at the actual performance level as of the date the change in control occurs, as determined by the Committee, and the balance will be forfeited. However, if the acquiring corporation in a change in control transaction agrees to replace the outstanding awards with rights to its shares that provide substantially the same benefits, then the awards will not vest and will instead be replaced.

“Change in control” is defined as a change in the ownership or effective control or in the ownership of a substantial portion of the assets of Redding Bank of Commerce or the Company, within the meaning of Code Section 409A; provided that (i) an internal reorganization of Redding Bank of Commerce or (ii) the placement of Redding Bank of Commerce into receivership or conservatorship by the Federal Deposit Insurance Corporation shall not constitute a “change in control.”

Securities Authorized for Issuance under Equity Compensation Plans

The Company currently maintains one equity-based compensation plan, the Prior Plan, which was approved by the shareholders in 2008 and amended in 2010 and 2012. The following table sets forth the number of shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares available for future awards under the Prior Plan as of December 31, 2018.

Plan Category	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	97,400	5.02	151,699
Equity compensation plans not approved by security holders	None	None	None
Total	97,400	5.02	151,699

As of December 31, 2018, there were also 66,768 unvested Restricted Shares outstanding under the Prior Plan. Awards under the Prior Plan to named executive officers during 2018 are described in the section entitled “Grants of Plan-Based Awards.” Non-employee directors did not receive any equity-based awards during 2018.

Amendment and Termination

The 2019 Equity Incentive Plan may be amended by the Board at any time, but no such amendment will be effective unless approved by the Company’s shareholders to the extent that such approval is required to satisfy applicable law or securities exchange listing requirements. The Board may also terminate the 2019 Equity Incentive Plan at any time, but termination will not affect outstanding awards. Also, an amendment will not materially impair the rights of a Participant with respect to outstanding awards without the Participant’s consent, unless the amendment provides for payment of the value of the vested portion of the award to the Participant.

Expected Federal Income Tax Consequences

The following is a general discussion of certain United States federal income tax consequences relating to awards granted under the 2019 Equity Incentive Plan. This discussion is not intended to constitute tax advice, does not address all aspects of United States federal income taxation, does not discuss state, local, employment, and foreign tax issues, and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations, and rulings, which could be altered materially with enactment of any new tax legislation. Participants should consult their own tax advisors because the summary below may not apply to a Participant’s particular situation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to awards. For Participants, the expected United States tax consequences of awards are as follows:

Nonqualified Options. A Participant will not recognize income at the time a Nonqualified Option is granted. At the time a Nonqualified Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Nonqualified Option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the Participant’s alternative minimum taxable income). If the shares are not disposed of within the later of two years from the date the ISO was granted or one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the Participant recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disqualifying disposition) exceeded the exercise price for the ISO and (ii) any excess amount realized on the disqualifying disposition over the fair market value of the shares at the time of exercise will be characterized as capital gain. If the amount the Participant realizes from a disqualifying disposition is less than the exercise price paid and the loss sustained upon the disposition would otherwise be recognized, the Participant will not recognize any ordinary income from the disqualifying disposition and instead the Participant will recognize a capital loss.

SARs. A Participant will not recognize income at the time of grant of a SAR. Upon exercise of a SAR, the Participant will recognize ordinary income in an amount equal to the value of any cash or shares that the Participant receives. At the time of sale of any shares acquired pursuant to the settlement of a SAR, the appreciation (or depreciation) in value of the shares after the date of settlement will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Shares. In general, a Participant will not recognize income at the time of grant of Restricted Shares unless the Participant elects with respect to the Restricted Shares to accelerate income taxation to the date of the award, as described further below. In the absence of an election to accelerate income taxation to the date of an award, upon lapse of the forfeiture conditions or transfer restrictions (the “vesting date”), a Participant will recognize ordinary income equal to the fair market value of the Restricted Shares on the vesting date (less any amount the Participant paid for such Restricted Shares). If permitted by the applicable award agreement, a Participant may, within thirty days after the date of the grant, elect to immediately recognize (as ordinary income) the fair market value of the Restricted Shares (less any amount the Participant paid for the Restricted Shares), determined as of the date of grant (without regard to the forfeiture conditions and transfer restrictions). This election is made pursuant to Section 83(b) of the Code. If a Participant making such an election later forfeits the Restricted Shares, no deduction or capital loss will be available to the Participant (even though the Participant previously recognized ordinary income with respect to such Restricted Shares).

Restricted Units. In general, a Participant will not recognize income at the time of grant of Restricted Units. Upon distribution of cash or unrestricted shares that the Participant receives in settlement of Restricted Units after vesting, a Participant will recognize ordinary income equal to the value of any cash or unrestricted shares that the Participant receives. At the time of sale of any shares acquired pursuant to the settlement of Restricted Units, the appreciation (or depreciation) in value of the shares after the date of settlement will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Special Tax Provisions. A Participant will also be subject to a 3.8 percent tax on the lesser of (i) the Participant’s “net investment income” for the relevant tax year and (ii) the excess of the Participant’s modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes net gains from the disposition of shares. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code, the Participant may be subject to a twenty percent excise tax, and the Company may be denied a tax deduction.

SHAREHOLDER PROPOSALS AT THE 2020 ANNUAL MEETING

Proposals by shareholders to transact business at the Company’s 2020 annual meeting must be delivered in writing to the Company at its principal administrative office located at 1901 Churn Creek Road, Redding, California 96002 no later than December 6, 2019 in order to be considered for inclusion in the proxy statement and proxy card. Such proposals must comply with the provisions of the Company’s bylaws and the SEC’s regulations regarding the inclusion of shareholder proposals in the Company’s sponsored proxy materials. If a proposal is presented at the 2020 annual meeting in compliance with this paragraph, your proxy holder will vote in accordance with the recommendation of the Board or, if no recommendation is given, in accordance with his or her best judgment.

Notice of any business item proposed to be brought from the floor by a shareholder at the Company’s 2020 annual meeting, including the nomination of directors, must be received in writing by the Corporate Secretary of the Company no earlier than January 22, 2020 and no later than February 21, 2020, must include a brief description of the business desired to be brought before the meeting, and must comply with the provisions of the Company’s bylaws. If the Company does not receive timely notice, such proposal will not be considered a business item at the annual meeting, and the Chairman of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedures.

OTHER BUSINESS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holder will vote in accordance with the recommendation of the Board or, if no recommendation is given, in accordance with his or her best judgment. Whether or not you intend to be present at the Annual Meeting, please vote promptly.

By Order of the Board of Directors,

/s/ Andrea M. Newburn

Andrea M. Newburn

Corporate Secretary

Sacramento, California

April 4, 2019

APPENDIX A

Bank of Commerce Holdings 2019 Equity Incentive Plan

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1     Establishment. Bank of Commerce Holdings, a California corporation (the "Company"), hereby establishes the Bank of Commerce Holdings 2019 Equity Incentive Plan (the "Plan"), effective as of ___________, 2019 (the "Effective Date").

1.2     Purpose. The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain, and reward employees and directors of the Company and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees and directors and the Company's shareholders. The Plan is designed to serve these purposes by offering stock options and other equity based incentive awards, thereby providing a proprietary interest in pursuing the long term growth, profitability, and financial success of the Company.

ARTICLE 2

DEFINITIONS

2.1     Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

"Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

"Award" means an award or grant made to a Participant of Options, Stock Appreciation Rights, or Restricted Awards pursuant to the Plan.

"Award Agreement" means an agreement as described in Section 5.4.

"Bank" means Redding Bank of Commerce.

"Board" means the Board of Directors of the Company.

"Cause" will have the meaning specified in the employment agreement between a Participant and the Company, if any, and otherwise means any of the following: (a) dishonesty in performing one's duties to the Company; (b) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business, or business relationship of the Company or an Affiliate, or any of their officers, directors, or employees; (c) conviction of a felony or of any crime involving moral turpitude or that reflects unfavorably on the Company or an Affiliate; or (d) willful or prolonged absence from work or failure for any reason to perform duties as an employee or Non-Employee Director, unless excused by the Company or an Affiliate.

"Change in Control" means a change in the ownership or effective control or in the ownership of a substantial portion of the assets of the Bank or Company, within the meaning of Section 409A of the Code; provided, however that (i) an internal reorganization of the Bank or (ii) the placement of the Bank into receivership or conservatorship by the Federal Deposit Insurance Corporation ("FDIC") shall not constitute a "Change in Control."

"Change in Control Date" means the date a Change in Control actually occurs.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated thereunder.

"Committee" means the committee appointed by the Board, if any, to administer the Plan as provided in Article 3 of the Plan. If no separate committee has been appointed to administer the Plan, the term "Committee" will refer to the full Board as administrator of the Plan.

"Common Stock" means the common stock of the Company.

"Company" means Bank of Commerce Holdings, a California corporation, or any successor corporation.

"Continuing Restriction" means a Restriction contained in Sections 5.5(d), 5.5(g), 11.4, 11.6, and 11.7 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an employee or Non-Employee Director, is not interrupted or terminated. The Committee may in its sole discretion determine whether Continuous Service shall be considered interrupted in the case of (a) any leave of absence approved by the Company, including sick leave, maternity leave, military leave or any other personal leave, or (b) a change in the capacity in which the Participant renders services to the Company or an Affiliate.

"Disability" means the condition of being "disabled" within the meaning of Section 22(e)(3) of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute, together with rules and interpretations promulgated thereunder.

"Fair Market Value" means, on any given day, the value per share of the Common Stock determined as follows:

(a)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(b)     If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)     In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Code Section 409A.

"Incentive Stock Option" or "ISO" means any Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

"Non-Employee Director" means a member of the Board, or of the board of directors of the Bank, who is not an employee of the Company or any Affiliate.

"Nonqualified Option" or "NQO" means any Option granted pursuant to the Plan that is not an ISO.

"Option" means an ISO or an NQO.

"Participant" means an employee of the Company or an Affiliate or a Non-Employee Director who is granted an Award under the Plan.

"Performance Goals" means goals approved by the Committee pursuant to Section 5.6.

"Performance Period" means a period of time over which performance is measured.

"Plan" means this Bank of Commerce Holdings 2019 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

"Reporting Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

"Restricted Award" means a Restricted Share or a Restricted Unit granted pursuant to Article 8 of the Plan.

"Restricted Share" means an Award described in Section 8.1(a) of the Plan.

"Restricted Unit" means an Award of units representing Shares described in Section 8.1(b) of the Plan.

"Restriction" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture or required sale, of an Award or Shares, cash, or other property payable pursuant to an Award.

"Restriction Period" shall have the meaning set forth in Section 8.3.

"Share" means a share of Common Stock.

"Stock Appreciation Right" or "SAR" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 7 of the Plan.

"Vest," "Vesting," or "Vested" means:

(a)     In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b)     In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c)     In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d)     In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2     Number. Except where otherwise indicated by the context, the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

ARTICLE 3

ADMINISTRATION

3.1     Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.2. The body administering the plan from time to time is referred to herein as the "Committee."

3.2     Delegation to Committee. The Board may delegate administration of the Plan to a Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Members of the Committee shall be selected by the Board and shall consist of two or more Non-Employee Directors who are Board members, each of whom shall satisfy applicable independence criteria of the stock exchange or quotation system on which the Common Stock may then be listed or quoted and be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. If the Committee does not exist or the Board, for any reason determined by it, desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan.

3.3     Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a)     Construe and interpret the Plan and any Award Agreement;

(b)     Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c)     Select the employees and Non-Employee Directors who will be granted Awards;

(d)     Determine the number and types of Awards to be granted to each Participant;

(e)     Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f)     Determine the Fair Market Value of Shares if no public market exists for such Shares;

(g)     Determine the option exercise price, purchase price, base price, or similar feature for any Award;

(h)     Waive any Restrictions or conditions to Vesting; provided that in no event may an Award become partially or fully Vested before the one-year anniversary of the grant date other than as a result of the death or Disability of a Participant or as provided in Section 9.4; and

(i)     Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee will be final, conclusive, and binding on all Participants.

3.4     Action by the Committee. A majority of the authorized number of members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5     Further Delegation. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to determine the Participants, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

ARTICLE 4

DURATION; SHARES SUBJECT TO THE PLAN; ELIGIBILITY

4.1     Duration of the Plan. The Plan is effective as of the Effective Date. The Plan will terminate five years after the Effective Date or, if earlier, when Awards have been granted covering all available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2     Prior Plan. The Plan is separate from the Bank of Commerce Holdings Amended and Restated 2010 Equity Incentive Plan (the "Prior Plan"). The adoption of the Plan neither affects nor is affected by the continued existence of the Prior Plan except that no further Awards will be granted under the Prior Plan after the Effective Date.

4.3     Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 9, the maximum number of Shares for which Awards may be granted under the Plan is 500,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is exchanged for other Awards, or is otherwise forfeited, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In no event will any of the following Shares again become available for other Awards: (a) Shares tendered or withheld in respect of taxes; (b) Shares tendered or withheld to pay the exercise price of Options, and (c) Shares repurchased by the Company from the Participant with the Proceeds from the exercise of Options. In addition, the exercise or settlement of SARs reduces the number of Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SARs relate, not just the net number of Shares actually issued upon exercise or settlement. Awards payable or settled solely in cash shall not reduce the number of Shares available for issuance under the Plan. Shares issued in connection with awards that are assumed, converted, or substituted pursuant to a merger, acquisition, or similar transaction entered into by the Company shall not reduce the number of Shares available for issuance under the Plan.

4.4     Reservation of Shares. The Company, during the term of the Plan and any outstanding Awards, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4.5     Eligibility. Employees of the Company and any Affiliate (including employees who may also be directors of the Company or an Affiliate) and Non-Employee Directors are eligible to receive Awards under the Plan.

ARTICLE 5

AWARDS

5.1     Types of Awards. The types of Awards that may be granted under the Plan are:

(a)     Options governed by Article 6 of the Plan;

(b)     Stock Appreciation Rights governed by Article 7 of the Plan; and

(c)     Restricted Awards governed by Article 8 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

5.2     General. Subject to the limitations of the Plan, the Committee may cause the Company to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

5.3     Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

5.4     Award Agreements. Each Award will be evidenced by a written (or electronic) agreement (an "Award Agreement") between the Company and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

5.5     Provisions Governing All Awards. All Awards are subject to the following provisions:

(a)     Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b)     Rights as Shareholders. Except as provided in Section 8.6 below, no Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant, including the right to receive cash dividends or dividend equivalents.

(c)     Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with the Company or any Affiliate or the right to remain as a director of the Company or any Affiliate, as the case may be, nor does it interfere in any way with the right of the Company or an Affiliate to terminate such person's employment or to remove such person as a director at any time for any reason, with or without cause.

(d)     Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement with respect to a transfer for no consideration, each Award (other than Restricted Shares after they Vest) will not be transferable other than by will or the laws of descent and distribution and will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, any Award may be surrendered to the Company pursuant to Section 5.5(f) in connection with the payment of the purchase or option exercise price of another Award or the payment of the Participant's federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award (in an amount equal to no more than the maximum statutory withholding that would be imposed with regard to such transaction).

(e)     Termination of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment or service as a Non-Employee Director will be determined by the Committee and specified in the applicable Award Agreement.

(f)     Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option exercise price, if any, for Shares or other property issuable pursuant to the Award, or the Participant's federal, state or local tax withholding obligations with respect to such issuance, in whole or in part, by any one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for the Company or a violation of laws or regulations applicable to the Company:

(i)      By delivering cash or a check;

(ii)     By delivering previously owned Shares;

(iii)    By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(iv)     In the event Shares are publicly traded, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to any applicable statute or rule); or

(v)     In any combination of the foregoing or in any other form approved by the Committee.

Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(g)     Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

(h)     Minimum Vesting Period. Except as provided in Sections 3.3(h) and 9.4, no Award may Vest in whole or in part before the one-year anniversary of the grant date.

(i)     Clawback/Recovery. All compensation pursuant to Awards granted under the Plan will be subject to recoupment (i) if the Company is required to prepare an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under applicable securities laws, and the Board determines that the misconduct of any person who was an executive officer at the time of the misconduct contributed to the requirement to restate the Company's financial statements and the compensation was received during the one-year period preceding the date of the restatement, to the extent such compensation exceeds the amount that would have been received by the Participant absent the erroneous data, (ii) as required in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or (iii) as otherwise required by law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including without limitation in the event the Participant accepts employment with a competitor of the Company or otherwise competes with the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company or an Affiliate.

5.6     Performance Goals. In the event an Award is intended to be performance-based, the Committee will establish Performance Goals for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (a) performance criteria for the Company, a subsidiary, or an operating group, (b) a Participant's individual performance, or (c) a combination of both. Performance Goals may include objective and subjective criteria. During any Performance Period, the Committee may adjust the Performance Goals for such Performance Period as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

ARTICLE 6

OPTIONS

6.1     Types of Options. Options granted under the Plan may be in the form of ISOs or NQOs. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax favored forms of stock options other than or in addition to ISOs, the Committee may grant Options under the Plan meeting the requirements of such forms of options. ISOs may not be awarded unless the Plan is approved by shareholders within 12 months of adoption of the Plan.

6.2     General. All Options will be subject to the terms and conditions set forth in Article 5 and this Article 6 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

6.3     Option Exercise Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the date of grant for all Options.

6.4     Option Term. The Award Agreement for each Option will specify the term of each Option, which may not be longer than ten years from the date such Option is granted.

6.5     Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a)     The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of Performance Goals or other criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of Performance Goals or other criteria;

(b)     Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c)     The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee or director of the Company or an Affiliate.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified in the event of the death or Disability of the Participant.

6.6     Special Rules for Incentive Stock Options. In the case of an Option designated as an ISO, the terms of the Option and the Award Agreement will conform to the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of the Company or an Affiliate. Subject to the overall limit specified in Section 4.3, the maximum number of Shares as to which ISOs may be granted under the Plan is 300,000.

6.7     Limitation on Number of Shares Subject to Options. In no event may Options for more than 50,000 Shares be granted to any individual under the Plan during any calendar year.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1     General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 5 and this Article 7 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

7.2     Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the grant date of the SAR. The term of the SAR shall expire no later than ten years after the date of grant.

7.3     Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

7.4     Form of Payment. Payment upon exercise of a Stock Appreciation Right, if any, may be made in cash, in Shares, or in any combination of the foregoing, or in any other form as the Committee may determine.

7.5     Limitation on Number of Stock Appreciation Rights. The maximum number of Shares with respect to which Stock Appreciation Rights may be granted to any individual under the Plan during any calendar year is 50,000.

ARTICLE 8

RESTRICTED AWARDS

8.1     Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a)     Restricted Shares. A Restricted Share is an Award of Shares to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a requirement that the Participant forfeit such Restricted Shares back to the Company upon termination of Participant's employment (or service as a Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, including failure to achieve Performance Goals, as set forth in the Shares will be registered in the name of such Participant in the Company's book entry direct registration program with a notation that such Shares may not be transferred until all applicable Restrictions have lapsed.

(b)     Restricted Units. A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment (or service as a Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, including failure to achieve Performance Goals, as set forth in the Award Agreement for such Restricted Units. The Committee will set the terms and conditions of the Award Agreement so that the Restricted Unit Award will comply with or be exempt from Code Section 409A.

8.2     General. Restricted Awards are subject to the terms and conditions of Article 5 and this Article 8 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

8.3     Restriction Period. Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment (or remain as a Non-Employee Director) of the Company or its Affiliates, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of Restrictions in installments during the Restriction Period; provided that in no event will Shares subject to a Restricted Award Vest in less than one year except as otherwise provided in the Plan.

8.4     Forfeiture. If a Participant ceases to be an employee (or Non-Employee Director) of the Company or an Affiliate during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement, the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to the Company.

8.5     Settlement of Restricted Awards.

(a)     Restricted Shares. Upon Vesting of a Restricted Share Award, the Restrictions will be removed and the Shares will no longer be Restricted Shares.

(b)     Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant is entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, or in unrestricted Shares equal to the number of Restricted Units or in any other manner or combination as the Committee, in its sole discretion, determines.

8.6     Rights as a Shareholder. A Participant will not have the right to receive cash dividends or to vote with respect to Restricted Shares that have not Vested. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. A Participant will have no rights as a shareholder with respect to a Restricted Unit Award until Shares are issued to the Participant in settlement of the Award.

8.7     Limitation in Number of Restricted Awards. Subject to the overall limit specified in Section 4.3, the maximum number of Shares with respect to which Restricted Awards may be granted under the Plan during any calendar year is 100,000, and the maximum number which may be awarded to a single Participant in a single calendar year is 50,000.

ARTICLE 9

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

9.1     Plan Does Not Restrict the Company. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

9.2     Mandatory Adjustment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other distribution of the Company's securities without the receipt of consideration by the Company, of or on the Common Stock, the Committee shall make proportionate adjustments or substitution to the aggregate number and type of Shares for which Awards may be granted under the Plan, the maximum number and type of Shares which may be sold or awarded to any Participant, the number and type of Shares covered by each outstanding Award, and the exercise price, base price or purchase price per Share in respect of outstanding Awards.

9.3     Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of the Company not described in Section 9.2 above, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin off or other distribution (other than normal cash dividends), of Company assets to shareholders.

9.4     Change in Control. Except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards shall Vest effective as of the earliest date on which (i) any such event occurs or is consummated or (ii) the Company becomes aware that such event has occurred or been consummated; provided that, with respect to Awards that are contingent on the attainment of specified Performance Goals, such Awards will be deemed to have been earned at the actual performance level as of the date of the Change in Control (as determined by the Committee) with respect to all open Performance Periods and will be forfeited to the extent not earned; and provided further that the Committee may determine that Vesting shall take effect immediately prior to the occurrence or consummation of such Change in Control to the extent necessary to give effect to this provision. Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent), if any, agrees to replace Awards with rights to its shares that confer substantially the same benefits as those represented by the Awards, as determined by the Committee, then the Awards shall not Vest but shall be so replaced. The Committee shall notify each Participant in writing of any action to Vest or replace Awards hereunder not less than twenty (20) days prior to the expected closing date of the transaction or event that prompts such action, if applicable.

ARTICLE 10

AMENDMENT AND TERMINATION

10.1     Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

10.2     Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

10.3     Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to ISOs or to the nonqualified deferred compensation provisions of Code Section 409A or to bring the Plan or Awards granted under it into compliance therewith.

10.4     No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, an amendment of the Plan that results in a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the Vested Award or, in the case of Vested Options, the difference between the Fair Market Value of the Shares subject to the Option and the exercise price for all Shares subject to the Option, shall not be an impairment of the Participant's rights that requires consent of the Participant.

10.5     Amendment of Awards. Subject to Section 10.6, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that if any such amendment materially impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award (other than the automatic conversion of an ISO to a NQO under the terms and conditions of the Code), such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the Vested Award or, in the case of Vested Options, the difference between the Fair Market Value of the Shares subject to an Option and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent).

10.6     No Repricings or Underwater Buyouts. Notwithstanding the foregoing provisions of this Article 10, except for adjustments made pursuant to Article 9, without the prior approval of the Company’s shareholders, no Option or SAR granted under the Plan may:

(a)     be amended to decrease the exercise price (in the case of an Option) or base price (in the case of a SAR),

(b)     be cancelled in exchange for the grant of any new Option or SAR with a lower exercise or base price or any other new Award, or

(c)     otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or SAR).

ARTICLE 11

MISCELLANEOUS

11.1     Tax Withholding. The Company has the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to the Company for the satisfaction of any such tax withholding obligations. The Company will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

11.2     Unfunded Plan. The Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company will be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.3     Fractional Shares. No fractional Shares of Common Stock will be issued or delivered under the Plan or any Option and Options granted under the Plan will not be exercisable with respect to fractional Shares. In lieu of such fractional Shares, the Company will round the number of Shares to be issued to the nearest whole number of Shares.

11.4     Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement thereof. In the event a Participant's employment (or services as a Non-Employee Director) terminates for Cause, any Award which is revocable will be annulled as of the date of such termination for Cause.

11.5     Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Company or Affiliate plans, arrangements, or programs. The Plan notwithstanding, the Company or any Affiliate may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with the Company and its Affiliates.

11.6     Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.7     Continuing Restriction Agreement. Each Participant will, if requested by the Company and as a condition to issuance of Shares under the Plan upon an Award or exercise of an Award granted under the Plan that results in the issuance of Shares, become a party to and be bound by a stock restriction or other agreement with the Company containing restrictions on transfer of Shares, including a right of first refusal for the benefit of the Company, a market stand-off provision, and such other terms as the Company may reasonably require.

11.8     Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan that provide for a "deferral of compensation" subject to Section 409A of the Code and rules, regulations, and guidance issued thereunder (collectively, Code Section 409A) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a "deferral of compensation" under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant's death), occurring while the Participant shall be a "specific employee" (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or applicable subsidiary, shall not be paid until the earlier of (a) the date that is six months following such Separation from Service or (b) the date of the Participant's death following such Separation from Service.

11.9     Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of California, without regard to principles of conflict of laws.

As approved by the shareholders of Bank of Commerce Holdings on __________, 2019.

BANK OF COMMERCE HOLDINGS
ATTN: ANDREA NEWBURN, VP
1901 CHURN CREEK ROAD
REDDING, CA 96002

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Orin N. Bennett
02 Gary R. Burks
03 Randall S. Eslick
04 Joseph Q. Gibson
05 Jon W. Halfhide
06 David J. Inderkum
07 Linda J. Miles
08 Karl L. Silberstein
09 Terence J. Street
10 Lyle L. Tullis

The Board of Directors recommends you vote FOR proposals 2. and 3.

The Board of Directors recommends you vote 1 YEAR on proposal 4.

	1 year	2 years	3 years	Abstain
4. Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.

	For	Against	Abstain
5. Approve the 2019 Equity Incentive Plan.	☐	☐	☐

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000413538_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10K is/are available at www.proxyvote.com

BANK OF COMMERCE HOLDINGS
Annual Meeting of Shareholders
May 21, 2019 11:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Lyle L. Tullis, Chairman of the Board, and Randall S. Eslick, President and Chief Executive Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes the proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BANK OF COMMERCE HOLDINGS that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on May 21, 2019 at 11:00 AM Pacific Time at the Bank of Commerce Holdings' corporate headquarters located at 555 Capitol Mall, Sacramento, California 95814 in the Third Floor Boardroom, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000413538_2 R1.0.1.18